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Lease Ref No: KBTP2-Techview-1-039-00100

28 JUN 2016

Dated ______________________

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED,
as Trustee of ASCENDAS REAL ESTATE INVESTMENT TRUST

and

ULTRATECH SE ASIA PTE. LTD.

LEASE

of

1 KAKI BUKIT VIEW
#02-01/02 & #02-02A TECHVIEW
SINGAPORE 415941

SCHEDULE 1
PARTICULARS OF LEASE

Item 1: Landlord : HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED, as Trustee of ASCENDAS REAL ESTATE INVESTMENT TRUST

Item 2: Tenant : ULTRATECH SE ASIA PTE. LTD.

Item 3: Premises

(a) Unit No(s) : #02-01/02 & #02-02A Techview

(b) Building : 1 Kaki Bukit View Techview Singapore 415941

(c) Demarcation : (for identification only) edged in red in the attached plan(s) marked as **Schedule 4.**

Item 4: Floor Area

Unit No(s)	Floor Area (sm)
#02-01/02 & #02-02A Techview	2,144.00
Total	2,144.00

Item 5: Gross Rent

(a) The Monthly Net Rent and Monthly Service Charge shall be as follows:

Unit	Net Rental Rate (psm)	Service Charge Rate (psm)	Monthly Gross Rent Rate (psm)	Monthly Net Rent	Monthly Service Charge	Monthly Gross Rent	Applicable Period
#02-01/02 & #02-02A Techview	$23.82	$6.47	$30.29	$51,070.08	$13,871.68	$64,941.76	15 June 2018 to 14 June 2019
#02-01/02 & #02-02A Techview	$24.43	$6.47	$30.90	$52,377.92	$13,871.68	$66,249.60	15 June 2019 to 14 June 2020
#02-01/02 & #02-02A Techview	$25.05	$6.47	$31.52	$53,707.20	$13,871.68	$67,578.88	15 June 2020 to 14 June 2021
#02-01/02 & #02-02A Techview	$25.68	$6.47	$32.15	$55,057.92	$13,871.68	$68,929.60	15 June 2021 to 14 June 2022
#02-01/02 & #02-02A Techview	$26.32	$6.47	$32.79	$56,430.08	$13,871.68	$70,301.76	15 June 2022 to 14 June 2023

(b) The charges shown above exclude goods and services tax ("**GST**") and other taxes which are payable by the Tenant under this Lease.

Landlord's Initial	Tenant's Initial
lh	TDL

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Item 6: Security Deposit

Security Deposit : $351,508.80, being 5 months' Gross Rent

Mode of Payment : Cash

Item 7: Commencement Date : 15 June 2018

Item 8: Possession Date : N.A.

Item 9: Term : 60 months commencing from the Commencement Date

Item 10: Permitted Use : Installing and servicing photoLithography equipment for electronics Industry only

Item 11: Public Liability Insurance Amount : $3 million

Item 12: Tenant's Works Deposit : $32,160.00 (based on the rate of $15.00 per square metre of the Floor Area of the Premises and subject to a minimum of $2,000.00).

Item 13: Floor Loading Limit

Storey	Floor Loading (kN per square metre)
1 to 2	12.5
3	10
4 to 5	7.5

Item 14: Rent-Free Period

Unit	Start Date	End Date	Duration
N.A.	N.A.	N.A.	N.A.

Item 15: Car Park Lot(s)/Pass(es) : 11

Landlord's Initial	Tenant's Initial
llu	TDL

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SCHEDULE 2
SPECIAL CONDITIONS

(Any amendment to the Lease shall be set out in this Schedule)

ADDITIONAL CLAUSES

In addition to the provisions set out in the Covenants, the parties shall comply with and be bound by the followings terms, covenants and conditions:-

A) AIR CONDITIONING CHARGES

(a) The Tenant is required to pay, during the Rent Free Period and the Term, all direct operating costs for the supply of air-conditioning to the Premises ("**Air Conditioning Charges**") as apportioned by the Landlord at the following rates:

	Time	Charge
Weekday	8:00 - 20:00	$0.01125 /(m²*HOUR)
Weekday	20:00 - 8:00	$0.015 /(m²*HOUR)
Saturday, Sunday & Public Holiday	0:00 - 23:59	$0.015 /(m²*HOUR)

(b) The Landlord reserves the right to revise the Air Conditioning Charges from time to time for the duration of the Rent Free Period (if any) and the Term.

B) CHILLED WATER CHARGES & DEPOSIT

(a) The Landlord shall provide the supply of chilled water to the Premises and the Tenant shall pay, during the Rent Free Period (if any) and the Term, the charges for the consumption of and supply of chilled water for air conditioning the Premises at the prevailing rates as determined by the Landlord (the "**Chilled Water Charges**"). The current applicable rate for the chilled water supply is S$0.40 RTH ("**Chilled Water Rate**"). The Landlord reserves the right to revise the Chilled Water Rate and the Chilled Water Charges from time to time for the duration of the Rent Free Period (if any) and the Term, including the imposition of other rates for any period outside the Term.

(b) The Chilled Water Charges must be paid monthly on demand from the date of the Landlord's invoice specifying the charges for that month.

(c) The Tenant shall pay an amount equivalent to 1.5 months' monthly Chilled Water Charges ("**Chilled Water Deposit**") at such time as may be determined by the Landlord. The Chilled Water Deposit will be retained by the Landlord for the Rent Free Period (if any) and the Term and may be used in or towards indemnifying the Landlord against any breach by the Tenant of its obligations under this Clause. The Landlord will refund the Chilled Water Deposit (subject to the Landlord's rights under this Clause) to the Tenant, free of interest, together with the Security Deposit Amount. If the Chilled Water Deposit is for any reason less than the amount required by the Landlord under this sub-clause (c), the Tenant must pay the Landlord the amount of the deficit within 7days of the Landlord's written request.

(d) If the Chilled Water Rate or the Chilled Water Charges is adjusted or increased as provided in this Clause, the Tenant shall pay to the Landlord such sum(s) as may be required to maintain the Chilled Water Deposit at an amount equivalent to 1.5 months of the adjusted / increased Chilled Water Charges during the Rent Free Period (if any) and the Term.

Landlord's Initial	Tenant's Initial
[signature]	TDL

Replacement page as of 13 May 2016

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C) ELECTRICITY SUPPLY DEPOSIT

(a) The Tenant shall pay to the Landlord an Electricity Supply Deposit of an amount equivalent to 1.5 months' monthly electricity charges. The Electricity Supply Deposit will be retained and returned by the Landlord in accordance with Clause 4.5.2(c) of the Covenants. The Landlord will advise the Tenant of the amount of the Electricity Supply Deposit from time to time during the Rent Free Period (if any) or the Term based on the monthly electricity supply charges of the Tenant

(b) The Tenant is to pay to the Landlord an estimated Electricity Supply Deposit of $13,050.00 upon acceptance of this Lease. If following the Commencement Date, the above Electricity Supply Deposit amount is less than 1.5 times the amount of the monthly electricity charges, the Tenant is to pay to the Landlord a top-up of the Electricity Supply Deposit Amount within 7 days of the Landlord's written demand.

D) STAGGERED RENTAL

The Landlord has agreed to the staggered rent arrangement set out in this Lease at the Tenant's request subject to the condition that the Tenant will perform all terms, covenants and conditions in accordance with the provisions of this Lease including fulfilling all payment obligations. If the Tenant fails to do so, the Landlord shall, without prejudice to its other rights and remedies, be entitled to adjust the rent payment schedule by issuing a written notice ("**Adjustment Notice**") to the Tenant requiring the Tenant to pay Gross Rent based on the net rent rate of $25.06 per square metre per month ("**Original Rent Rate**") with effect from the Commencement Date. After the issuance of the Adjustment Notice, the Tenant shall pay Gross Rent based on the Original Rent Rate on the Payment Dates. The additional Gross Rent payable for the period of the Term prior to the issuance of the Adjustment Notice shall be paid within seven (7) days from the date of the Adjustment Notice. If this Lease is determined for any reason prior to the expiry of the Term, the Tenant shall, without prejudice to the Landlord's other rights and remedies, pay to the Landlord a lump sum representing the difference between the Gross Rent based on the Original Rent Rate for the entire Term and the Gross Rent already paid.

E) CONFIDENTIALITY OF INFORMATION

Clause 4.25.1 shall be amended (as underlined below) as follows:-

Without prejudice to the Landlord's rights or remedies, the Tenant shall not disclose to any third party any information under this Lease or any correspondence to preserve, protect and keep secure the confidential and/or proprietary character of such information so as to prevent unauthorised access by any third party, unless such disclosure is required by Law or with the prior approval of the Landlord. In the event the Tenant is permitted to disclose to any third party, the Tenant shall ensure <u>to the best of its ability</u> that such third party complies with the terms of this Clause 4.25 and such other terms that the Landlord may stipulate.

Landlord's Initial	Tenant's Initial
[initials]	TOL

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SCHEDULE 3
STATEMENT OF ACCOUNTS

	AMOUNT	GST (7%)
NET RENT: $23.82 per square metre per month on 2144.00 square metres for a period of 12 months beginning from 15 June 2018	$51,070.08	$3,574.91
SERVICE CHARGE: $6.47 per square metre per month on 2144.00 square metres for a period of 12 months beginning from 15 June 2018	$13,871.68	$971.02
GROSS RENT: $30.29 per square metre per month on 2144.00 square metres for a period of 12 months beginning from 15 June 2018	$64,941.76	$4,545.93
LEGAL FEES	$800.00	$56.00
CASH DEPOSIT	$351,508.80	
ELECTRICITY SUPPLY DEPOSIT	$13,050.00	
SUB-TOTAL	$430,300.56	$4,601.93
LESS: SECURITY DEPOSIT FROM CURRENT LEASE	($318,384.00)	
LESS: ELECTRICITY SUPPLY DEPOSIT FROM CURRENT LEASE	($13,050.00)	
GST PAYABLE	$4,601.93	
TOTAL AMOUNT (INCLUSIVE OF GST) [payable to "HTSG A/C ASCENDAS REIT"]	$103,468.49	
STAMP DUTY [payable to "Commissioner of Stamp Duties"]	$12,979.00	
TENANT'S WORKS DEPOSIT **(RENOVATION DEPOSIT)** (you are required to pay renovation deposit if any renovation works are to be carried out)	$32,160.00	

The TOTAL AMOUNT payable includes the 1st month advance gross rent beginning 15 June 2018. GIRO payment will be effective from the following month.

Landlord's Initial	Tenant's Initial
[signature]	TDL

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CONTENTS PAGE

SCHEDULE 1 – PARTICULARS OF LEASE 1
SCHEDULE 2 – SPECIAL CONDITIONS 3
SCHEDULE 3 – STATEMENT OF ACCOUNTS 5

THE COVENANTS 8
1 INTERPRETATION 8
1.1 Definitions 8
1.2 General 11
2 LETTING AND USE 11
2.1 Letting 12
2.2 Permitted Use 12
2.3 Requisite Approvals and Sublet Fee 12
2.4 Declaration Form 12
2.5 Rights 13
2.6 Exceptions 13
3 POSSESSION 13
4 TENANT'S OBLIGATIONS 14
4.1 Gross Rent and other payments 14
4.2 Rent-Free Period (if any) 15
4.3 Interest 15
4.4 Utilities 16
4.5 Electricity Supply 16
4.6 Taxes 16
4.7 Additional Property Tax 17
4.8 Security Deposit 17
4.9 Car Park Lots/Passes 18
4.10 Tenant's Works 18
4.11 Tenant's Works Deposit 18
4.12 Insurance 19
4.13 Not to Void Insurance 20
4.14 Repair 20
4.15 Landlord's Right of Inspection and Repair 20
4.16 Vacating the Premises 21
4.17 Holding Over 22
4.18 Viewing 22
4.19 Assignment and Subletting 22
4.20 Change of Name 23
4.21 No Lodgment of Caveat, Registration of Lease and Subdivision 23
4.22 Compliance with the Law 23
4.23 Head Lease 23
4.24 Tenants' Guide 23
4.25 Confidentiality of Information 24
4.26 Indemnity by Tenant 24
5 LANDLORD'S OBLIGATIONS 24
5.1 Quiet Enjoyment 24
5.2 Property Tax 24

Landlord's Initial	Tenant's Initial
[signature]	TOL

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	5.3	Management of the Building	25
6	**LANDLORD NOT LIABLE**		**25**
	6.1	No Claim by Tenant	25
7	**OTHER TERMS**		**26**
	7.1	Priority of Documents	26
	7.2	Special Conditions	26
	7.3	Costs and Expenses	26
	7.4	Set-Off from Deposits	26
	7.5	Remedial Measures	26
	7.6	Re-entry	27
	7.7	Removal of property	27
	7.8	Landlord may Assign	28
	7.9	Government Acquisition	28
	7.10	Notices	28
	7.11	Service of Process	29
	7.12	No Waiver	29
	7.13	Representations	29
	7.14	Unenforceability and Severance	29
	7.15	Governing Law and Submission to Jurisdiction	29
	7.16	Contracts (Rights of Third Parties) Act Cap 53B	30

SCHEDULE 4 – PLAN OF PREMISES **31**
SCHEDULE 5 – DECLARATION FORM **33**
SCHEDULE 6 – JTC/HDB SUBLETTING APPLICATION DOCUMENTS **35**

APPENDIX I – TENANTS' GUIDE **36**

Landlord's Initial	Tenant's Initial
[signature]	TDL

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THE COVENANTS

1 **INTERPRETATION**

1.1 Definitions

In this Lease, the following terms shall have the meanings as set out below:

1.1.1 **'Additional Property Tax'** has the meaning ascribed to it in Clause 4.7.1.

1.1.2 **'Air Conditioning Charges'** means the air conditioning charges (if any).

1.1.3 **'Air Conditioning Rate'** means the rate of the Air Conditioning Charges (if any).

1.1.4 **'Authorities'** means all relevant governmental and statutory bodies and authorities.

1.1.5 **'Building'** means the land and the building(s) of which the Premises form part of (including but not limited to car parks, service, loading and any other areas for the use and enjoyment of the Building whether or not within the structure of the Building).

1.1.6 **'Car Park Charges'** means the charges payable by the Tenant for the use of the car park lots at the Building

1.1.7 **'Chilled Water Charges'** means the chilled water charges (if any).

1.1.8 **'Chilled Water Deposit'** means the chilled water deposit amount (if any).

1.1.9 **'Chilled Water Rate'** means the rate of the Chilled Water Charges (if any).

1.1.10 **'Commencement Date'** means the commencement date of the Term set out in **Schedule 1**.

1.1.11 **'Common Areas'** means the parts of the Building (whether or not within the structure of the Building) for common use by the Tenant, other tenants and occupiers of the Building, the Landlord and those properly authorised and which would be treated as common parts of the Building for common use or benefit if the Building had been subdivided and registered under the Land Titles (Strata) Act (Cap. 158) but excludes any such parts within the Premises.

1.1.12 **'Conducting Media'** means any drains, sewers, conduits, flues, risers, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains now or in the future in, upon or under the Building.

1.1.13 **'Covenants'** means these standard terms, covenants and conditions.

1.1.14 **'Electricity Charges'** means the electricity charges (if any) as required under Clause 4.5.2(a).

1.1.15 **'Electricity Supply Deposit'** means the electricity supply deposit amount (if any).

1.1.16 **'Fire Safety Approval'** means the approval (including but not limited to fire safety certificates or notices of approval) issued by the Singapore Civil Defence Force under the Fire Safety Act (Cap. 109A) or such other Authority.

1.1.17 **'Fitting Out Works'** means fitting out or other works required by the Tenant for fitting out the Premises.

1.1.18 **'Floor Area'** means the floor area of the Premises set out in **Schedule 1**.

Landlord's Initial	Tenant's Initial
[signature]	TDL

1.1.19 **'Force Majeure'** means any circumstances beyond the control of the Landlord which directly or indirectly prevents or delays the Landlord's performance of this Lease including but not limited to an act of God, flooding, haze, national emergency, war, insurgency, labour disputes, civil commotion or riots.

1.1.20 **'Gross Rent'** means the Net Rent and Service Charge.

1.1.21 **'Head Landlord'** means the holder of a reversion (whether immediate or not) to the lease under which the Landlord holds its interest in the Building.

1.1.22 **'Head Lease'** means the lease under which the Landlord holds its interest in the Building and includes any leasehold reversion to such lease, and all document(s) supplemental to it.

1.1.23 **'Infectious Disease'** means infectious diseases defined in the Infectious Diseases Act (Cap. 137).

1.1.24 **'Insurance Policies'** has the meaning ascribed to it in Clause 4.12.1.

1.1.25 **'Interest'** means interest at the rate of ten percent (10%) per year calculated on a daily basis and based on the actual number of days in the year (both before and after judgment) or other higher rate as may be specified by the Landlord from time to time.

1.1.26 **'Landlord'** means the landlord as set out in **Schedule 1** and includes its successors and assigns and all persons who are entitled to the immediate reversion to this Lease.

1.1.27 **'Law'** includes any present or future requirement of statute from time to time in force (including but not limited to subsidiary legislation, codes and guidelines), common law and equity.

1.1.28 **'Lease'** means this agreement for the lease of the Premises between the Landlord and the Tenant comprising these Covenants, any attachments thereto (including the Special Conditions and Tenants' Guide) and Side Letter(s) (if any)).

1.1.29 **'month'** means calendar month.

1.1.30 **'Monthly Gross Rent'** means the Monthly Net Rent and the Monthly Service Charge.

1.1.31 **'Monthly Gross Rent Rate'** means the monthly rate of the Monthly Net Rent and the Monthly Service Charge.

1.1.32 **'Monthly Net Rent'** means the Net Rent for each month of the Term calculated at the monthly Net Rental Rate on the Floor Area as set out in **Schedule 1**.

1.1.33 **'Monthly Service Charge'** means the monthly Service Charge calculated at the Service Charge Rate on the Floor Area as set out in **Schedule 1**.

1.1.34 **'Net Rent'** means the net rent (excluding Service Charge and other sums) payable.

1.1.35 **'Net Rental Rate'** means the monthly rate of the Net Rent set out in **Schedule 1**.

1.1.36 **'Original Condition'** means the original state and condition of the Premises on the date the Tenant first took possession of the Premises under this Lease as indicated in the plans and drawings given or to be given by the Landlord to the Tenant but excluding all the Tenant's Works and any previous tenant's works taken over by the Tenant (unless otherwise directed by or agreed with the Landlord in writing).

Landlord's Initial	Tenant's Initial
	TDL

1.1.37 **'Payment Date'** means the first day of a month or such other day as may be specified by the Landlord from time to time.

1.1.38 **'Park'** means a science, business or industrial park where the Building is located.

1.1.39 **'permitted occupier'** means any person allowed (whether expressly or impliedly) to be on the Premises by the Tenant.

1.1.40 **'Permitted Use'** means the use authorised for the Premises set out in **Schedule 1** and as approved by the Head Landlord and the Authorities.

1.1.41 **'Possession Date'** means the possession date (if applicable) as set out in **Schedule 1** or such other date as the Landlord may specify in writing to the Tenant.

1.1.42 **'Premises'** means the premises in the Building to be leased to the Tenant as set out in **Schedule 1** including but not limited to improvements and additions made to the Premises and fixtures and fittings (whether belonging to the Landlord or Tenant) in the Premises but excluding structural parts located outside the Premises, loadbearing framework, roof, foundations, joists, Conducting Media in the Premises not exclusively serving the Premises, Landlord's machinery and plant in the Premises not exclusively serving the Premises, exterior faces of exterior walls and exterior faces of boundary walls (unless it is glass walls).

1.1.43 **'Reinstatement Works'** has the meaning ascribed to it in Clause 4.16.1.

1.1.44 **'Rent Free Period'** means the rent free period (if any) set out in **Schedule 1.**

1.1.45 **'Security Deposit'** means the security deposit amount set out in **Schedule 1.**

1.1.46 **'Service Charge'** means the service charge payable by the Tenant to the Landlord.

1.1.47 **'Service Charge Increase Notice'** means the notice set out in Clause 4.1.2.

1.1.48 **'Service Charge Rate'** means the monthly rate of the Service Charge set out in **Schedule 1**.

1.1.49 **'Side Letter(s)'** means the supplemental(s) to this Lease made between the Landlord and the Tenant at any time to supplement, amend or vary this Lease.

1.1.50 **'Special Conditions'** means the terms, covenants and conditions set out in **Schedule 2.**

1.1.51 **'Taxes'** means any goods and services tax, imposition, duty and levy which may be imposed at any time by the Authorities.

1.1.52 **'Tenant'** means the tenant as set out in **Schedule 1** and includes its successors and permitted assigns.

1.1.53 **'Tenants' Guide'** means the further standard terms, covenants and conditions as set out in **Appendix I** including but not limited to matters of renovation, safety, conduct, operation, maintenance and management of the Building, , and which may be varied or amended by the Landlord from time to time.

1.1.54 **'Tenant's Works'** means Fitting Out Works and any other renovation, alterations, additions, interior layout works, interior design, internal fittings, wiring, plumbing, reinstatement or other works to the Premises.

1.1.55 **'Tenant's Works Deposit'** means the Tenant's Works deposit (if any) as required under this Lease which may be collected from time to time for any Tenant's Works.

Landlord's Initial	Tenant's Initial
[initials]	TDL

1.1.56 **'Term'** means the term of the lease of the Premises set out in **Schedule 1**.

1.1.57 **'Total Outgoings'** means all outgoings, costs and expenses (including but not limited to capital expenditure and depreciation) incurred or incurrable for the provision, control, management, maintenance and replacement of the Building (including fixtures and fittings).

1.1.58 **'Utilities'** means electricity, water, sewerage, telecommunications and where applicable, gas, air conditioning and chilled water.

1.2 General

The following rules of interpretation apply to this Lease unless the context requires otherwise:

1.2.1 The singular includes the plural and conversely.

1.2.2 A person includes an individual and a corporation.

1.2.3 Each schedule of, attachment, appendix and annexure to this Lease forms part of this Lease.

1.2.4 Unless stated otherwise, one word or provision does not limit the effect of another.

1.2.5 Reference to the whole includes part.

1.2.6 Every obligation by the Tenant under this Lease shall be taken to be at the Tenant's cost and expense and shall include an obligation by the Tenant to ensure that each of the Tenant's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control comply with that obligation and shall (unless otherwise stated) be construed to be at the Tenant's own cost and expense.

1.2.7 Where the Tenant is restricted or prohibited under this Lease, the Tenant shall ensure that any person claiming rights through, under or in trust for the Tenant is similarly restricted or prohibited, as the case may be.

1.2.8 If under this Lease, the Tenant requires the consent or approval of the Landlord for any action, the Tenant shall obtain it in writing before taking that action, and the Landlord shall (unless otherwise provided) have absolute discretion to give or withhold consent or approval and upon such terms as the Landlord may determine. Notwithstanding that any consent or approval is given by the Landlord, the Tenant shall remain responsible for such matters as consented to or approved by the Landlord.

1.2.9 A reference to the consent or approval of the Landlord shall include, where applicable, the consent or approval of the Head Landlord and any of the Authorities. Nothing in this Lease shall imply that the Head Landlord or any of the Authorities, as the case may be, is obliged not to unreasonably withhold or refuse its consent or approval.

1.2.10 A right given to the Landlord is also a right given to the Head Landlord and any Authorities and any persons authorised by the Landlord, Head Landlord and Authorities.

1.2.11 Headings are for convenience only and shall not to be used to construe or interpret any covenant, condition or proviso.

1.2.12 References to 'liability' include, where the context allows, claims, demands, proceedings, damages, losses, costs and expenses. All sums payable under this Lease (including Interest) shall be taken to be as if it is rent in arrears.

2 LETTING AND USE

Landlord's Initial	Tenant's Initial
[initials]	TDL

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2.1 Letting

The Landlord lets the Premises to the Tenant for the Term in consideration of the Gross Rent reserved by and other covenants on the part of the Tenant under this Lease.

2.2 Permitted Use

2.2.1 The Tenant shall use the Premises only for the Permitted Use for the business of the Tenant and not for any other purpose. The Tenant shall not change the Permitted Use without the prior approval of the Landlord and (where applicable) the Authorities.

2.2.2 The Tenant shall obtain and keep in force all necessary approvals required by Law to operate its business at the Premises and comply with all the terms and conditions of such approvals. The Tenant shall carry out its own checks and the Landlord shall not be liable to ensure the Premises are suitable for the Permitted Use.

2.2.3 Where applicable, the Tenant shall ensure that not more than 40% of the Floor Area is used for purposes ancillary to the Permitted Use as approved by the Urban Redevelopment Authority or such other Authority and the Landlord.

2.3 Requisite Approvals and Sublet Fee

2.3.1 The lease of the Premises, including the Permitted Use, is subject to the Tenant obtaining the relevant approvals from the Head Landlord and Authorities (collectively the "**Requisite Approvals**").

2.3.2 The Tenant shall at its cost and expense (including any subletting fees or fees paid in advance by the Landlord to the Head Landlord) furnish to the Landlord such relevant information and documents as requested by the Landlord, including but not limited to the items set out in **Schedule 6** at least 14 business days prior to the Possession Date or Commencement Date, whichever earlier. If the Tenant delays or fails to submit to the Landlord such relevant information or documents, without prejudice to any other rights or remedies of the Landlord, the Tenant shall pay any penalty fee(s) and other charges imposed by the Authorities.

2.3.3 The Landlord shall give the Tenant notice if any of the Requisite Approvals are not obtained. Upon such notice, this Lease shall be deemed null and void, save that the Tenant shall, if applicable, pay all Gross Rent, Utilities and other charges incurred from the Possession Date or Commencement Date, whichever earlier, until the day the Premises are returned to the Landlord (both dates included) and shall reinstate the Premises in accordance with the Lease, and the Landlord shall refund within one (1) month of such notice (a) all deposits paid without interest and after proper deductions for any default by the Tenant under this Lease or damage caused to the Premises or the Building; and (b) all legal fees and stamp duties paid provided that such legal fees and stamp duties have not been incurred.

2.3.4 The Tenant shall not have any claim against the Landlord for any damages, compensation, costs, expenses, losses or otherwise in respect of such termination of the lease of the Premises.

2.4 Declaration Form

2.4.1 Where applicable, the Tenant shall provide the Landlord with the completed and signed Declaration Form as set out in **Schedule 5** upon the execution of this Lease. If the Tenant fails to do so, the Landlord may terminate the lease of the Premises by giving the Tenant at least two (2) week's notice.

2.4.2 Upon the expiry of the Landlord's notice, the lease of the Premises shall be determined and if the Tenant has taken possession of the Premises, the Tenant shall carry out the Reinstatement

Landlord's Initial	Tenant's Initial
lh	TDL

Works in accordance with Clause 4.16. Without affecting any other rights or remedies which the Landlord may have against the Tenant, all monies payable by the Tenant upon execution of this Lease and all deposits given by the Tenant under this Lease shall be forfeited to the Landlord. The Tenant shall have no claim (including right of compensation) against the Landlord in respect of such termination of the lease and shall bear such costs and expenses that the Landlord may have incurred.

2.5 Rights

2.5.1 The Premises are let to the Tenant with the following rights:

(a) the right to use the Common Areas to pass to and from the Premises only if it is necessary; and

(b) the right to use the designated toilet facilities in the Common Areas.

2.5.2 The rights set out in Clause 2.5.1 may also be used by:

(a) any persons authorised by the Tenant for the proper use or enjoyment of the Premises; and

(b) the Landlord, the Head Landlord, any persons authorised by the Landlord or otherwise entitled to do so.

2.6 Exceptions

The lease of the Premises to the Tenant is subject but not limited to the following rights of the Landlord:

(a) the right to free and uninterrupted passage and running of Utilities, air conditioning and other services through the Conducting Media in the Premises;

(b) the Landlord's rights under this Lease, including but not limited to the right to enter the Premises pursuant to this Lease;

(c) the right of light, air, support, shelter, easements and all other rights belonging to or enjoyed by other parts of the Building;

(d) the right to erect scaffolding for repair, renovation, alteration, addition, cleaning painting or other works carried out to the Building and to build upon, alter, rebuild, develop or use the land adjoining the Building and in the Park even if access or the use and enjoyment of the Premises is temporarily restricted, any light and air coming to the Premises is affected and/or any nuisance, damage, annoyance or inconvenience is caused to the Tenant or its occupiers arising from noise, dust, vibration or otherwise; and

(e) the right to carry out such power shut down in the Building as may be required by the Landlord or relevant Authorities. For the avoidance of doubt, the Landlord shall not be liable for any compensation whatsoever and shall not be required to provide any emergency power or form of back up supply of electricity to the Tenant.

3 **POSSESSION**

3.1 The Tenant shall take possession of the Premises on the Possession Date. Any delay in taking possession of the Premises shall not be a ground for postponing the commencement of the Rent Free Period (if any) and/or the Term.

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3.2 If any of the events under Clause 7.6.1(a) to 7.6.1(d) occurs before the Commencement Date, the Landlord may terminate this Lease by giving to the Tenant notice. The Landlord's right of termination shall not affect any other rights and remedies of the Landlord. Upon termination of this Lease:-

(a) the Tenant's interest in and the rights to the Premises shall cease and determine;

(b) (if the Tenant has already taken possession of the Premises) the Tenant shall carry out the Reinstatement Works in accordance with Clause 4.16;

(c) all monies paid by the Tenant shall be forfeited to the Landlord without affecting any other rights and remedies of the Landlord; and

(d) the Tenant shall compensate the Landlord by paying for the loss of Gross Rent (which the Tenant would have paid under this Lease if the Term had been completed) and any other loss or damage suffered by the Landlord due to the termination. This shall not affect any other rights or remedies of the Landlord for any previous default by the Tenant.

3.3 The Tenant accepts and agrees to take the Premises on an "as is, where is" basis and not to object to the state and condition of the Premises (including but not limited to the structural, mechanical and electrical specifications) existing as at the date the Tenant first took possession of the Premises.

3.4 The Landlord and Tenant agree to accept the Floor Area of the Premises as set out in **Schedule 1**, save that the Landlord may appoint a surveyor registered under the Land Surveyors Act (Cap. 156) to survey the Floor Area (such ascertainment by the surveyor to be final and binding) and the Rent, Service Charge and other payments hereunder (including, but not limited to the Security Deposit) shall be adjusted accordingly for any difference in floor area with effect from the Commencement Date.

3.5 The Tenant shall not load any part of the floors of the Building with a weight more than the weight set out in **Schedule 1** or such other weight as may be set by the Landlord.

4 TENANT'S OBLIGATIONS

The Tenant covenants with the Landlord that:

4.1 <u>Gross Rent and other payments</u>

4.1.1 The Tenant shall pay to the Landlord:-

(a) Net Rent calculated at the Net Rental Rate on the Floor Area;

(b) subject to Clause 4.1.2, Service Charge, by way of additional rent, calculated at the Service Charge Rate on the Floor Area;

(c) (if applicable) Chilled Water Charges at the Chilled Water Rate;

(d) (if applicable) Air Conditioning Charges at the Air Conditioning Rate;

(e) Electricity Charges under Clause 4.5.2(a); and

(f) Car Park Charges.

All payments as stated above shall be paid monthly in advance on each Payment Date of the Term in accordance with Clause 4.1.3, save that: -

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the Tenant shall pay the Statement of Account amounts as set out in **Schedule 3** upon execution of this Lease.

In addition, all payments to be made under this Lease (including those stated above) shall be treated as additional rent.

4.1.2 The Landlord is entitled at any time to increase the Service Charge if there is any increase in the Total Outgoings by notice (the "**Service Charge Increase Notice**") to the Tenant and the following shall apply:-

(a) The Service Charge Increase Notice shall specify the amount of the increase in the Service Charge on a per square metre basis and the effective date of the increase;

(b) the Tenant shall accept the Service Charge Increase Notice as final and binding (save for manifest error); and

(c) the Tenant shall pay the increase in Service Charge from the date of the increase specified in the Service Charge Increase Notice up to the expiry of the Term.

4.1.3 The Tenant shall pay such monies as may be required under this Lease by way of a standing order (GIRO) to an account of the Landlord or in such other manner as prescribed by the Landlord in advance without demand on the first day of each month of the Term or such other day as may be specified by the Landlord, save that the Tenant shall pay to the Landlord the Monthly Gross Rent for the period of one (1) month from the Commencement Date upon execution of this Lease. The Monthly Gross Rent for any period less than one (1) month shall be pro-rated based on the actual number of days in that month.

4.1.4 The Tenant shall pay to the Landlord promptly as and when due, without demand, deduction, set-off or counterclaim, all sums payable under this Lease. The Tenant shall not exercise any right or claim to withhold Gross Rent or any other sum payable under this Lease or any right or claim to legal or equitable set-off.

4.1.5 For the avoidance of doubt, the Landlord may impose charges and terms and conditions on the use of any part of the Common Areas or any ancillary space (outside of the Premises) in connection with the Tenant's use of the Premises. The Landlord may require the Tenant to sign a separate agreement or such other documents for such space.

4.1.6 The provisions of this Clause 4.1 shall continue to apply notwithstanding the expiry or earlier determination of the lease of the Premises but only in respect of the Term.

4.2 Rent-Free Period (if any)

4.2.1 Strictly as gesture of goodwill, the Landlord shall grant the Tenant the Rent Free Period (if any) as set out in **Schedule 1**. During the Rent Free Period, the Tenant shall not be required to pay the Gross Rent.

4.2.2 In the event of any earlier determination of this Lease, the Tenant shall pay to the Landlord the Gross Rent for the entire Rent Free Period immediately on demand. Such payment shall not affect any other rights or remedies of the Landlord.

4.3 Interest

If the Tenant fails to pay the Gross Rent or any other sums to the Landlord on its due date (whether or not formally demanded), the Tenant shall pay Interest on the sum owing from the date the sum is due (or where the Landlord has incurred costs for any works or measures on the Tenant's behalf, from the date of such incurrence) until the date that the sum is paid.

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4.4 Utilities

The Tenant shall pay to the Landlord or the relevant supplier (as the case may be) all charges for the Utilities supplied to the Premises.

4.5 Electricity Supply

4.5.1 Where the Landlord does not arrange for the supply of electricity to the Premises, the Tenant shall make arrangements with a supplier or retailer, as the case may be, for the supply of electricity to the Premises and shall comply with the following:

(a) obtain the Landlord's prior approval of the supplier or retailer; and

(b) pay all charges directly to the supplier or retailer (including but not limited to any connection charges or deposit) for the supply of electricity to the Premises.

4.5.2 Where the Landlord arranges for the supply of electricity to the Premises by en bloc purchase or otherwise, the Tenant shall pay to the Landlord:

(a) Electricity Charges for electricity supplied to the Premises on a monthly basis. The Electricity Charges shall be calculated at such rate as the Landlord may specify to the Tenant by a statement. The amount specified in the Landlord's statement shall be final and binding (save for manifest error) and the Electricity Charges shall be paid to the Landlord from the date of the Landlord's statement;

(b) all other charges relating to electricity supplied to the Premises (including but not limited to connection and administrative charges) from the date of the Landlord's statement; and

(c) the Electricity Supply Deposit. The Landlord shall inform the Tenant of the amount of the Electricity Supply Deposit from time to time payable during the Term. If the Electricity Supply Deposit is less than the amount required by the Landlord, the Tenant shall pay the difference from the date of the Landlord's statement. The Electricity Supply Deposit shall be kept by the Landlord for the duration of the Term and the Landlord is entitled to use the Electricity Supply Deposit (whether in whole or in part) to indemnify the Landlord against the Tenant's breach of Clauses 4.5.2(a) and 4.5.2(b). The Landlord shall refund the Electricity Supply Deposit without interest and after proper deductions after the expiry or earlier determination of the Term.

All rights exercisable by the Landlord under this Clause 4.5.2 shall be exercisable by any appointed retailer or supplier, and the Tenant shall comply accordingly.

4.5.3 Whenever the Landlord has effected or intends to effect an en bloc purchase for the supply of electricity to the Building or the Park, the Tenant shall be deemed to have granted its consent to such purchase. The Tenant shall, if required by the Landlord, sign an authorisation in such form as prescribed by the Landlord. In the event the Landlord decides to change the retailer or supplier during the Term, the Landlord may transfer the Electricity Supply Deposit at any time to any supplier or retailer.

4.5.4 The Tenant shall not without the prior consent of the Landlord purchase electricity from any party other than the Landlord or open an electricity supply account with any electricity supplier or retailer.

4.6 Taxes

Save for the Landlord's obligations under Clause 5.2, the Tenant shall pay immediately on the

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Landlord's demand the Taxes payable in respect of any sum payable under this Lease and/or the occupation and the lease of the Premises.

4.7 Additional Property Tax

4.7.1 The Tenant shall pay to the Landlord immediately on demand any additional property tax ("**Additional Property Tax**") in respect of the Premises. The Additional Property Tax is the increase in property tax attributable to the Premises for every month of the Rent Free Period (if any) and the Term due to:

(i) an increase in the annual value attributable to the Premises which is above the annual value equivalent to the annual Net Rent (excluding, for the avoidance of doubt, Service Charge and any variable rent component) payable for the period in respect of which such increase in the annual value relates, and/or

(ii) an increase in the rate of property tax of or attributable to the Premises over and above the rate of property tax prevailing as at the Commencement Date.

4.7.2 The liability of the Tenant to pay the Additional Property Tax shall not be affected by the expiry or earlier determination of the Term.

4.7.3 Objection to or appeals in respect of any assessment of annual value or imposition of property tax on the Premises shall be made by the Landlord at its sole discretion.

4.8 Security Deposit

4.8.1 The Tenant shall pay to and maintain with the Landlord the Security Deposit:-

(a) as security for the Tenant's compliance with this Lease;

(b) to secure and indemnify the Landlord against:

(i) any default by the Tenant under this Lease or loss or damage caused by the Tenant or any of the Tenant's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control;

(ii) any claim by the Landlord against the Tenant or any of the Tenant's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control at any time in relation to any matter arising out of or in connection with the Premises; and

(iii) without prejudice to Clauses 4.8.1(a), 4.8.1(b)(i) and 4.8.1(b)(ii), any amount owed by the Tenant to the Landlord during any holdover period or subsequent lease of the Premises.

4.8.2 If the Tenant defaults under this Lease, the Landlord may apply the Security Deposit in any manner as specified by the Landlord to:-

(a) make good any loss or damage suffered by the Landlord to the satisfaction of the Landlord; and/or

(b) reimburse the Landlord for any costs and expenses incurred in making good the loss or damage suffered by the Landlord or as stipulated to be forfeited or deducted under this Lease.

4.8.3 If the Landlord has applied the Security Deposit under Clause 4.8.2, the Tenant shall pay to the Landlord an amount equal to the amount applied within seven (7) days of demand.

4.8.4 If the Gross Rent is increased under this Lease, the Security Deposit shall also be increased

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and the Tenant shall pay such increase to the Landlord on the date specified by the Landlord.

4.8.5 The Landlord shall repay the Security Deposit, without interest and after proper deductions, to the Tenant after the expiry or earlier determination of the Term provided the Tenant has paid all sums owing to the Landlord and that the Tenant has complied with this Lease to the satisfaction of the Landlord.

4.8.6 The Tenant shall not set-off any part of the Security Deposit against any Gross Rent or other sums owing to the Landlord.

4.9 Car Park Lots/Passes

4.9.1 The allocation of car park lot(s)/pass(es) to the Tenant as set out under **Schedule 1** is subject to:

(a) payment by the Tenant of the Landlord's prevailing Car Park Charges;

(b) the Tenant's compliance with the relevant laws;

(c) the Landlord's prevailing policies; and

(d) availability.

4.9.2 Where required by law or the Landlord's prevailing policies, the Landlord may by prior notice change or cancel the number of car park lot(s)/pass(es) allocated to the Tenant at any time.

4.10 Tenant's Works

4.10.1 The Tenant shall not carry out any Tenant's Works without the prior approval of the Landlord.

4.10.2 If the Landlord gives its approval to the Tenant's Works, the Tenant shall comply with the Tenants' Guide and any other requirements of the Landlord.

4.10.3 The Tenant shall obtain and keep in force all necessary approvals required by Law (including but not limited to the Fire Safety Approval, if applicable) for carrying out the Tenant's Works.

4.10.4 The Tenant shall obtain the certification of the Tenant's Works by an appropriate architect, engineer, qualified person or consultant and give such certification to the Landlord by a deadline specified by the Landlord.

4.11 Tenant's Works Deposit

4.11.1 The Tenant shall, at the request of the Landlord and by such time as specified by the Landlord, furnish to the Landlord a Tenant's Works Deposit for the carrying out of any Tenant's Works. The initial Tenant's Works Deposit as set out in **Schedule 1** shall be paid to the Landlord upon the execution of this Lease.

4.11.2 The Tenant's Works Deposit is security for:-

(a) proper completion of the Tenant's Works in accordance with this Lease; and

(b) the Tenant making good any damage to the Premises, Building and Park resulting from the Tenant's Works to the satisfaction of the Landlord.

4.11.3 If the Tenant fails to comply with Clause 4.11.2, the Landlord may carry out the necessary works and use the Tenant's Works Deposit to pay for the costs and expenses of such works. If the Tenant's Works Deposit is insufficient, the Tenant shall pay to the Landlord immediately on demand the difference between the costs and expenses of such works and the Tenant's Works

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Deposit together with Interest from the date the Landlord incurs such costs and expenses until the date of payment by the Tenant.

4.11.4 The Tenant shall provide the Landlord with the relevant plans and the Fire Safety Approval prior to the commencement of the Tenant's operations. If the Tenant fails to do so, the Tenant's Works Deposit may be forfeited to the Landlord.

4.11.5 The Tenant's Work Deposit shall be repaid to the Tenant after:-

(a) proper completion of the Tenant's Works in accordance with this Lease;

(b) compliance with the Landlord's requirements;

(c) making good damage (if any) to the Premises, Building and Park, to the satisfaction of the Landlord; and

(d) any deductions as required under this Clause 4.11.

4.12 Insurance

4.12.1 The Tenant shall from the Possession Date or Commencement Date, whichever earlier, until the expiry of the Term and during any period of holding over (including the carrying out of the Tenant's Works), obtain and keep in force the following insurance policies (the "**Insurance Policies**"):

(a) an insurance policy in the name of the Tenant:

(i) against all risks of theft, physical loss or damage (including risks of fire) in respect of the Tenant's property (including personal property), goods and stock-in-trade (if any) in the Premises (including all the Tenant's plate glass and tempered glass, glass frontage and plant and machinery (if any);

(ii) up to the full replacement value of the Tenant's property, goods and stock-in-trade in the Premises; and

(iii) which includes a provision for waiver of subrogation against the Landlord.

(b) a public liability insurance policy in the name of the Tenant with the Landlord named as an additional insured party:

(i) against claims for personal injury, death or property damage or loss arising out of all operations of the Tenant or the Tenant's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control in or from the Premises or assumed under the lease, which shall be extended to include any of the insured parties' legal liability for loss of or damage to the Premises (including all fixtures and fittings) and all the Landlord's property;

(ii) in an amount not less than the sum as set out in **Schedule 1** or such higher amount as Landlord may require; and

(iii) which includes a cross-liability clause.

4.12.2 The Tenant shall take out the Insurance Policies with a reputable insurance company approved by the Landlord.

4.12.3 The Tenant shall at the request of the Landlord furnish to the Landlord copies of the Insurance Policies and the receipt for the last premium payable for such policies. The Landlord shall not be

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ascendas

deemed to have approved the Tenant's insurance policies solely because it has sighted copies of the Tenant's insurance policies and the Tenant shall remain responsible for its obligations under the Lease, including having to acquire the requisite insurance policies as required under this Clause 4.12

4.12.4 The Tenant shall not render any of the Insurance Policies void or voidable. In the event the Tenant fails to maintain any of the Insurance Policies, the Tenant shall not claim against the Landlord for such claims which is actually covered or which would have been covered had the Tenant maintained the Insurance Policies.

4.13 Not to Void Insurance

4.13.1 The Tenant shall not do anything which may:

(a) make the Landlord's insurance policies invalid or capable of cancellation; or

(b) increase the premium payable on such policies.

4.13.2 If the Tenant fails to comply with Clause 4.13.1, without affecting any other rights or remedies of the Landlord, the Tenant shall make good any damage suffered by the Landlord including the increased premium and the Landlord's costs and expenses for the renewal of such policy.

4.14 Repair

The Tenant shall:

4.14.1 keep the Premises in a clean and tidy condition in accordance with the Tenants' Guide;

4.14.2 keep the Premises, including (whether belonging to the Landlord or Tenant) all fixtures and fittings, all mechanical and electrical equipment and Conducting Media, in and serving the Premises in good and tenantable repair and condition (fair wear and tear excepted); and

4.14.3 immediately make good, to the satisfaction of the Landlord, any damage caused by the Tenant to the Premises (including the Landlord's fixtures and fittings in it) or any other part of the Building or Park.

4.15 Landlord's Right of Inspection and Repair

4.15.1 The Tenant shall allow the Landlord and the Landlord's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control to enter the Premises with prior notice (except in an emergency) and at no cost to the Landlord to:

(a) check if the terms and conditions of this Lease have been observed ;

(b) conduct spot checks and inspect the condition of the Premises;

(c) take a schedule of fixtures and fittings;

(d) investigate the source of any interference or disturbance to other tenants and occupants;

(e) carry out any works relating to the Conducting Media and to install additional Conducting Media or to repair or replace any fixtures or fittings belonging to the Landlord;

(f) carry out any works which the Landlord considers necessary or desirable to any part of the Building or Park (including the services and facilities in it), including the right to

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build onto any boundary wall of the Premises;

(g) exercise any right granted to or to comply with any obligation of the Landlord under this Lease or the Head Lease or any obligation owed to any third party having (a) legal rights over the Premises, the Building or Park or (b) whose Conducting Media may pass through the Premises;

(h) to construct, alter, repair or maintain the Premises, the Building or Park (including cleaning the exterior windows of the Building or anything serving the rest of the Building and Park as well as anything running through the Premises; and/or

(i) to gain access into parts of the Building which can only be accessed through the Premises.

4.15.2 If the Landlord finds that there is any default by the Tenant under this Lease, the Tenant shall carry out the necessary works promptly and expeditiously and within the time period specified in the Landlord's notice to the satisfaction of the Landlord.

4.15.3 If the Tenant does not complete the necessary works in time, the Landlord may enter the Premises and/or do the necessary works at the Tenant's cost and expense. If required by the Landlord, the Tenant shall:-

(a) remove its installations, machinery, partitions or any article to facilitate the Landlord's execution of such works and if the Tenant fails to do so, the Landlord may (without prejudice to any other rights or remedies of the Landlord) effect such removal at the Tenant's costs and expense. All costs and expenses incurred shall be recoverable from the Tenant immediately on the Landlord's demand and the Landlord shall not be liable to the Tenant or any third party for any loss, damage or inconvenience caused by such removal; and

(b) cease activities to such extent and during such hours as specified in the Landlord's notice for the Landlord to execute such works (including but not limited to investigations).

4.15.4 The Landlord shall not be liable to Tenant or any third party for any loss, damage or inconvenience in the course of such inspection and repair.

4.16 <u>Vacating the Premises</u>

4.16.1 At the expiry or earlier determination of the Term, the Tenant shall:-

(a) carry out the reinstatement works to restore the Premises to its Original Condition (fair wear and tear excepted) in accordance with the Law, the Tenants' Guide and any other requirements of the Landlord (**"Reinstatement Works"**); and

(b) vacate and return the Premises together with all the keys (including all mailbox keys) to the Landlord.

4.16.2 If the Tenant fails to comply with Clause 4.16.1, the Landlord may carry out the Reinstatement Works and Tenant shall pay to the Landlord immediately on demand all:

(a) the costs and expenses incurred by the Landlord together with Interest; and

(b) together with a sum equal to double the amount of Gross Rent calculated based on the period taken by the Landlord to complete the Reinstatement Works.

4.16.3 If the Landlord is agreeable that the Reinstatement Works be delayed with the intent of

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procuring a replacement tenant to take over the Tenant's fixtures and fittings, the Landlord may require the Tenant to pay a further reinstatement sum to be determined by the Landlord by reference to the costs and expenses that would be required to complete such Reinstatement Works. The Tenant shall after such payment be deemed to have transferred all the Tenant's fixtures and fittings to the Landlord and the Landlord may remove, dispose or deal with the Tenant's fixtures and fittings as the Landlord deems fit and all proceeds from the disposal (if any) shall be retained by the Landlord.

4.16.4 A statement from the Landlord of the amounts payable to the Landlord under Clauses 4.16.2 and 4.16.3 above is conclusive and binding on the Tenant (save for manifest error).

4.17 Holding Over

If the Tenant fails to deliver vacant possession of or continues to occupy the Premises after the expiration or earlier determination of the Term, the Tenant shall be deemed to be holding over and without prejudice to any right or remedy of the Landlord, shall pay to the Landlord for every day of such holding over double the amount of Gross Rent or the prevailing market rent for the Premises (whichever is higher) and there shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease. This Clause 4.17 shall not be construed as the Landlord's consent for the Tenant to hold over after the expiration or earlier determination of the Term. All sums under this Clause 4.17 shall be payable by the Tenant to the Landlord within seven (7) days of demand.

4.18 Viewing

The Tenant shall allow the Landlord, its agents and all persons authorised by the Landlord to view the Premises for the re-letting of the Premises with prior notice from the Landlord during the period of six (6) months prior to the expiry or earlier determination of the Term.

4.19 Assignment and Subletting

4.19.1 The Tenant shall not assign, sublet, mortgage or charge this Lease or the Premises.

4.19.2 The Tenant shall not licence, part with or share possession or occupation of the Premises or grant third parties any rights over the Premises.

4.19.3 If the Tenant is a company, any change in the management control or majority shareholders of the Tenant made without prior written approval of the Landlord shall be treated as an assignment of this Lease.

4.19.4 For the purposes of Clause 4.19.3, "majority shareholder" means a person who:

(a) controls the composition of the Tenant's board of directors; or

(b) controls more than 50% of the Tenant's issued share capital; or

(c) controls more than 50% of the Tenant's voting power.

4.19.5 Subject to Clause 4.19.1, if the Tenant is a sole-proprietor or comprises of partners carrying on business under a business name registered under the Business Registration Act (Cap. 32), the Tenant shall not change the constitution or membership of the sole-proprietorship or partnership without the Landlord's prior approval.

4.19.6 If the Landlord gives any approval under this Clause 4.19, the Landlord may impose any terms and conditions and charge any fees as the Landlord may determine and Section 17 of the Conveyancing and Law of Property Act (Cap. 61) shall not apply.

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4.20 Change of Name

The Tenant shall provide the Landlord with evidence of any change of the Tenant' name and pay to the Landlord an administrative fee for every such change.

4.21 No Lodgement of Caveat, Registration of Lease and Subdivision

4.21.1 The Tenant shall not lodge a caveat in respect of this Lease nor register this Lease at the Singapore Land Registry. The Tenant undertakes to immediately withdraw any caveats lodged in default of this Clause 4.21.1.

4.21.2 The Tenant shall not require the Landlord to subdivide the Building or do any act which could result the Landlord being required to subdivide the Building.

4.21.3 The Lease does not operate as a lease capable of registration under the Land Titles Act (Cap. 157) or any other Law.

4.22 Compliance with the Law

4.22.1 The Tenant shall comply with the Law and all requirements of the Authorities relating to:

(a) the Premises or the use or occupation of the Premises;

(b) anything in or done in the Premises; and

(c) the observance or performance of the Tenant's obligations under this Lease.

4.22.2 The Tenant shall immediately give notice to the Landlord of:

(a) any notice or order from any Authority received in relation to any of the above;

(b) any defect in the Premises which may give rise to any liability or duty on the Landlord; and

(c) any damage that may occur to the Premises.

4.22.3 Without affecting Clause 4.22.1, the Tenant shall not allow the Premises to be used as a place where any person is employed in breach of Section 57(1)(e) of the Immigration Act (Cap. 133), Section 5 of the Employment of Foreign Manpower Act (Cap. 91A) or any other Law.

4.23 Head Lease

4.23.1 The Tenant shall comply with the conditions imposed by the Head Landlord for its approval to this Lease (if any).

4.23.2 The Tenant shall comply with the Head Lease so long as the provisions relate to the Premises, Building and Park.

4.24 Tenants' Guide

4.24.1 The Tenant shall comply with the Tenants' Guide and any other house rules that the Landlord may set and shall ensure that the Tenant's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control comply with the Tenants' Guide. The Landlord may add or vary the Tenants' Guide at any time by providing notice to the Tenant.

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4.25 Confidentiality of Information

4.25.1 Without prejudice to the Landlord's rights or remedies, the Tenant shall not disclose to any third party any information under this Lease or any correspondence to preserve, protect and keep secure the confidential and/or proprietary character of such information so as to prevent unauthorised access by any third party, unless such disclosure is required by Law or with the prior approval of the Landlord. In the event the Tenant is permitted to disclose to any third party, the Tenant shall ensure that such third party complies with the terms of this Clause 4.25 and such other terms that the Landlord may stipulate.

4.25.2 Without prejudice to the aforesaid and any other rights and remedies that the Landlord may, in the event of a breach of this Clause 4.25, the Landlord may retract any special concessions granted to the Tenant under the Lease, including but not limited to:

(a) retracting the Rent Free Period (if any) such that the Tenant shall pay to the Landlord on demand the Gross Rent for the entire Rent Free Period; and/or

(b) retracting any special rental rates such that the Tenant shall pay to the Landlord a revised rent pegged to the prevailing market rent for the entire Term; and/or

(c) retracting all other special concessions granted to the Tenant.

4.25.3 The confidentiality restrictions in this Clause 4.25 shall continue to apply after the termination of this Lease.

4.26 Indemnity by Tenant

The Tenant shall indemnify the Landlord against all claims, demands, actions, proceedings, judgements, damages, losses, costs and expenses of any nature which the Landlord may suffer or incur for death, injury, loss and/or damage caused, directly or indirectly, by:

4.26.1 any occurrences in the Premises or the use or occupation of the Premises by the Tenant or the Tenant's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control;

4.26.2 the Tenant or the Tenant's employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control to the Premises, the Building or any property in them (including but not limited to those caused by the use or misuse, waste or abuse of the Utilities or faulty fittings or fixtures) or to the condition of any part of the interior of the Premises; and

4.26.3 any default by the Tenant under this Lease.

5 LANDLORD'S OBLIGATIONS

The Landlord covenants with the Tenant that:

5.1 Quiet Enjoyment

If the Tenant pays the Gross Rent and other sums under this Lease and complies with this Lease, the Tenant may occupy and use the Premises during the Term without interruption from the Landlord, except as provided in this Lease.

5.2 Property Tax

Save for the Additional Property Tax which is payable by the Tenant, the Landlord shall pay the property tax levied on the Building by the Authority and which is apportioned as attributable to the Premises.

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5.3 Management of the Building

Subject to Clause 6.1, the Landlord shall:

5.3.1 keep the exterior of the Building, the Common Areas and the amenities and facilities in the Building for common use in good repair and keep the mechanical and electrical services in working order and condition (fair wear and tear excepted);

5.3.2 provide lift services during the hours specified by the Landlord, electricity for the lighting of the Common Areas and water for the toilet facilities (if any) in the Common Areas;

5.3.3 keep the Common Areas adequately clean and lit; and

5.3.4 insure the Building (excluding the Tenant's fixtures and fittings) against damage by fire and such other risks as the Landlord decides necessary.

6 LANDLORD NOT LIABLE

6.1 No Claim by Tenant

Notwithstanding anything in this Lease, the Landlord is not liable to the Tenant or the Tenant's employees, agent, independent contractors or permitted occupiers or any other persons and the Tenant shall not claim against the Landlord for any death, injury, loss and/or damage which the Tenant or its employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control may suffer in respect of any of the following (whether caused by negligence or otherwise):

6.1.1 any interruption in any of the services mentioned in Clause 5.3 due to necessary repair, maintenance, damage or destruction of any installations or equipment or mechanical, electrical, electronic, microprocessor, software or other defect, malfunction or breakdown;

6.1.2 any act, omission, negligence or misconduct of:

(a) any employee of the Landlord or any person acting under such employee in respect of the Premises or the Building;

(b) the Landlord's agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others under its control performing any duty relating to the services mentioned in Clause 5.3;

(c) any of the Tenant's contractor or consultant nominated or approved by the Landlord under this Lease; or

(d) any other person in the Building;

6.1.3 leakage or defect in the piping, wiring and sprinkler system or defect in the structure of the Building;

6.1.4 the use of the car parks in the Building;

6.1.5 the non-compliance of the Tenants' Guide by any other tenants, employees, agents, independent contractors, permitted occupiers, visitors, invitees, licensees and others in the Building;

6.1.6 any failure or delay by the Landlord to adequately take or implement any measures to prevent any outbreak or spread whatsoever of any Infectious Disease in the Building;

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6.1.7 any terrorist act regardless of any other cause or event contributing to the loss (including but not limited to any action taken to control, prevent, suppress or howsoever taken in relation to any terrorist act);

6.1.8 any Force Majeure;

6.1.9 any failure or inability or defect in the supply or character of electricity, water (including chilled water) or where applicable, gas, supplied to the Premises by any service provider of electricity, water (including chilled water) or where applicable, gas, to the Building; or

6.1.10 for accidents, injuries, loss or damage to property or persons in the Premises, Building or Park.

7 OTHER TERMS

7.1 Priority of Documents

In the event of any inconsistencies, priority shall be given to the following parts of this Lease beginning with:

(a) the Side Letter(s) (if any);
(b) the Special Conditions;
(c) the Covenants; and
(d) the Tenants' Guide.

7.2 Special Conditions

Amendments and further terms to the Covenants and Tenants' Guide are set out in the Special Conditions in **Schedule 2**. Terms set out in the Special Conditions will supercede terms set out in the Covenants and Tenants' Guide.

7.3 Costs and Expenses

The Tenant shall pay the Landlord (on a full indemnity basis) immediately on demand, all the Landlord's costs and expenses (including but not limited to legal fees, administrative charges and stamp duty) incurred:-

7.3.1 for drawing up, negotiating and completing this Lease and any Side Letter(s);

7.3.2 for considering the Tenant's request for any consent or approval by the Landlord (including the fees of the Landlord's consultants for advising the Landlord); and

7.3.3 as a result of any default by the Tenant under this Lease.

7.4 Set-Off from Deposits

Notwithstanding any provision in this Lease, the Landlord may deduct any outstanding payments owing by the Tenant from any deposit(s) paid by the Tenant under this Lease. If the Landlord has deducted any such deposit, the Tenant shall pay to the Landlord an amount equal to the amount deducted by the Landlord within seven (7) days of demand. All deposits under this Lease which remain unclaimed from the Landlord within a period of one (1) year after the expiry of the Lease shall be automatically forfeited to the Landlord.

7.5 Remedial Measures

If the Tenant fails to comply with this Lease, the Landlord may, without prejudice to any other rights or remedies of the Landlord, carry out such remedial measures as the Landlord may

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specify. All costs and expenses incurred by the Landlord together with Interest shall be paid by the Tenant. The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience caused by the Landlord in carrying out the remedial measures, provided that it shall not be construed to affect any other rights and remedies of the Landlord.

7.6 Re-entry

7.6.1 The Tenant shall be in default of this Lease:

(a) the Tenant fails to pay the Gross Rent or any other sum payable under this Lease within seven (7) days after the due date; or

(b) the Tenant fails to comply with this Lease (other than under Clause 7.6.1(a)) and (if the default is capable of remedy) fails to remedy the default within seven (7) days (or such other period specified by the Landlord) of the Landlord's notice;

(c) any distress or execution is levied on the Tenant's property and is not discharged within seven (7) days; or

(d) the Tenant is insolvent or likely to become insolvent.

7.6.2 In any of the above events, the Landlord may re-enter and take possession of the Premises or any part of it at any time (even if the Landlord had previously refrained from or waived using its right of re-entry) and the Term and the Lease shall absolutely cease and determine. Upon the re-entry by the Landlord, the Term and this Lease shall end and all monies paid by the Tenant shall be forfeited to the Landlord without affecting any other rights and remedies of the Landlord and the Landlord shall not be responsible for any losses or damage incurred in the course of such re-entry. For the avoidance of doubt, any return of keys to the Landlord shall not be deemed as an acceptance by the Landlord of the surrender of the Premises unless otherwise stated in writing by the Landlord.

7.6.3 The Tenant shall indemnify the Landlord from and against all loss, damages, costs and expenses (including but not limited to Gross Rent for the Rent Free Period and Gross Rent which the Tenant would have paid if the Term had been completed and all costs and expenses incurred for re-letting or attempted re-letting of the Premises) suffered by the Landlord as a result of the Landlord's re-entry of the Premises. This indemnity shall not affect any other rights or remedies of the Landlord.

7.7 Removal of property

7.7.1 If Tenant fails to pay the Gross Rent or any other sums payable under this Lease, the Tenant shall, upon the Landlord's notice, leave on the Premises any property of the Tenant set out in the Landlord's notice in the Premises.

7.7.2 If any of the Tenant's property remains at the Premises when this Lease ends, the Landlord may, and shall be deemed to be authorized, to dispose of the Tenant's property in whatever way the Landlord thinks is appropriate.

7.7.3 All costs, expenses incurred by the Landlord for such disposal shall be paid by the Tenant. The Landlord may use the sale proceeds from the disposal of the Tenant's property to pay the Landlord's costs, expenses, Interest and any other monies owing by the Tenant to the Landlord under this Lease. If there are any remaining sale proceeds, the Landlord shall return the balance to the Tenant.

7.7.4 The Tenant shall indemnify the Landlord against any liability incurred by the Landlord to any third party whose property is dealt with or disposed of by the Landlord in the mistaken belief that such property belonged to the Tenant and the Landlord shall not be responsible for any losses or such

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damage incurred in the course of such removal.

7.8 Landlord may Assign

7.8.1 The Landlord may transfer in this Lease by either an assignment or novation. Upon the transfer, the Tenant shall:-

(a) be treated as having agreed to the transfer and accepted the transferee as the Tenant's new landlord;

(b) release the Landlord from all its obligations under this Lease (including but not limited to the Landlord's obligation to refund the Security Deposit (without interest) and other sums under this Lease);

(c) if required by the Landlord, be a party to and sign the assignment or novation agreement for this Lease with the Landlord and its transferee. The assignment or novation agreement shall be prepared by the Landlord or its transferee at its cost and expense; and

(d) if required by the Landlord, obtain a replacement bank guarantee in favour of the transferee to replace any bank guarantee provided to the Landlord.

7.8A **Trustee's Limitation of Liability**

Notwithstanding any contrary provision in this Lease, it is hereby agreed and acknowledged that the Landlord is entering into this Lease only in its capacity as trustee of Ascendas Real Estate Investment Trust (the "**REIT**") and not in its personal capacity. As such, notwithstanding any provisions in this Lease, the Landlord has assumed all obligations under this Lease in its capacity as trustee of the REIT and not in its personal capacity and any liability of or indemnity given or to be given by the Landlord and any power and right conferred on any receiver, attorney, agent and/or delegate by the Landlord shall be limited to the assets of the REIT over which the Landlord, in its capacity as trustee of the REIT, has recourse and shall not extend to any personal assets of the Landlord or any assets held by the Landlord in its capacity as trustee of any other trust. This clause shall survive the termination or rescission of this Lease. The provisions of this clause shall apply, mutatis mutandis, to any notice, certificate or other document which the Landlord issues under or pursuant to this Lease, as if expressly set out in such notice, certificate or document.

7.9 Government Acquisition

If the Building or any part of it is acquired by any Authority or if any notice, order or gazette notification is issued for the acquisition of the Building or any part thereof by any Authority, the Landlord may terminate this Lease, without compensation, by giving the Tenant notice. The Lease shall end upon the Tenant's receipt of the Landlord's notice without affecting any rights or remedies of the Landlord for any previous default by the Tenant under this Lease.

7.10 Notices

7.10.1 All notices in relation to this Lease shall be in writing.

7.10.2 A notice to the Tenant is only valid if given by hand or sent by post to the Premises or registered office or business address of the Tenant or by way of posting on the Tenant's portal.

7.10.3 A notice to the Landlord is only valid if sent by registered post to the registered office of the Landlord or any other address which the Landlord notifies to the Tenant.

7.10.4 Any notice shall be treated as served:

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(a) (for a notice given by hand) immediately on the day upon which the notice is sent; and

(b) (for notice by registered post) twenty-four (24) hours after posting by showing that the envelope containing the notice was addressed, stamped and posted.

7.11 Service of Process

Any legal process shall be treated as served if effected on:

7.11.1 the Landlord by registered post to its business address;

7.11.2 the Tenant by registered post to or by leaving or affixing it at its the business address or the Premises; or

7.11.3 the solicitor for the Landlord or the Tenant in the manner set out in this Clause 7.11.

7.12 No Waiver

7.12.1 The Landlord's consent or waiver to any default by the Tenant under this Lease is only effective if it is in writing. Mere knowledge or consent by conduct of the Landlord of such default by the Tenant shall not be implied or treated as a waiver.

7.12.2 Such written consent or waiver by the Landlord shall not be taken as a consent or waiver to:

(a) another default by the Tenant of the same obligation; or

(b) a default by the Tenant of another obligation in this Lease.

7.12.3 The Landlord shall not be treated as waiving its right to proceed against the Tenant in respect of any default by the Tenant under this Lease if the Landlord accepts the Gross Rent or any other sum payable by the Tenant under this Lease.

7.13 Representations

7.13.1 The Lease forms the entire agreement between the Landlord and the Tenant for the lease of the Premises.

7.13.2 The Landlord is not bound by any representations or promises (whether written or oral, express or implied by common law, statute, custom or in any other way) with respect to the Premises, Building or Park if they are not specified in this Lease.

7.13.3 The Tenant confirms that it has not agreed to or executed this Lease relying on any representation or promise made by the Landlord or on its behalf which is not specified in this Lease.

7.13.4 The Landlord and the Tenant each represents, warrants and undertakes that each has full power and authority to enter into and perform this Lease and this Lease is valid and binding on its part.

7.14 Unenforceability and Severance

The illegality, invalidity or unenforceability of any provision in this Lease under the Law shall not affect the legality, validity or enforceability of any of the other provisions in this Lease.

7.15 Governing Law and Submission to Jurisdiction

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7.15.1 The Lease is governed by Singapore Law.

7.15.2 The parties agree to submit to the jurisdiction of the courts of the Republic of Singapore.

7.15.3 Where the Tenant is a company that is not incorporated or registered in Singapore:-

(a) the Tenant undertakes to deliver to the Landlord, within seven (7) of the process server's appointment, a copy of the letter (in a form approved by the Landlord) issued by the process agent to the Landlord, consenting to irrevocably act as the Tenant's process server;

(b) the service of process on the Tenant's process agent at the last known address of the Tenant's process agent shall be treated as service of process on the Tenant; and

(c) Clauses 7.15.3(a) and 7.15.3(b) shall not affect the Landlord's right to serve process in any other manner permitted by Law.

7.16 <u>Contracts (Rights of Third Parties) Act Cap 53B</u>

Save for persons under Clause 1.2.10, a person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce or enjoy the benefit of any term of this Lease.

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ascendas

SCHEDULE 4
PLAN OF PREMISES

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APPROVED 09 SEP 2014
TECHVIEW
2ND STOREY FLOOR PLAN
#02-09
37.80 m²
236.00 m²
#02-10
#02-11
#02-01
1,232.00 M²
#02-03
1,327.00 M²
#02-04
1,315.00 M²
#02-05
1,039.00 M²
#02-06
730.00 M²
#02-07
614.00 M²
CONTAINER PARKING
LORRY PARKING
CAR PARKING

Please Initial →

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SCHEDULE 5
DECLARATION FORM

This form may take 15 minutes to complete. Some of the information is pre-filled for your convenience. If the information is inaccurate, you can delete and fill in correctly. Please submit this completed form together with execution of the Lease.

1. PARTICULARS*

Name of Company/Firm (as in ACRA) : **ULTRATECH SE ASIA PTE. LTD.**	
Leased Premises: **1 Kaki Bukit View #02-01/02 & #02-02ATechview Singapore 415941**	
Company's Mailing Address:	**1 Kaki Bukit View #02-01Techview Singapore 415941**
Telephone: +65 6632 7300	Email address: ykleong@ultratech.com
Company Registration No : 201012976Z	Company's Country of Origin: Singapore
Company's Principal Activity: See #2 Below	

*If you are a foreign firm or company in formation, please provide a local contact address and telephone number, where possible.

2. USAGE/ ACTIVITIES FOR PREMISES:
Installing and servicing photoLithography equipment for electronics industry

2.1 URA's 60:40 requirements

Do your activities in the Premises meet the Urban Redevelopment Authority's (URA) 60:40 requirements (set out below) for space utilisation? 1. YES [X] 2. NO [ ]

Industrial

URA's 60:40 requirements: You shall ensure that at least 60% of the floor area is used for industrial activities i.e. manufacturing, assembly, research & development, ancillary stores and ancillary warehouse with only the other 40% of the floor area may be used as ancillary offices, showrooms, neutral areas and communal facilities and other areas approved in writing by the relevant governmental and statutory authorities.

2.2 APPLICATION ON THE USE OF PREMISES TO CENTRAL BUILDING PLAN DEPARTMENT OF NEA

Do you intend to change the usage of the Premises that is to be renewed? 1. YES [X] 2. NO [ ]

If "Yes", Please note that you will need to submit your application online at https://e-services.nea.gov.sg/ias/ . You are to submit and apply the same usage reflected in paragraph 2 of this declaration form. Upon successful submission, you are required to let us have a copy of the acknowledgement that the application has been accepted. Upon receiving the NEA clearance letter, please let us have a copy of the letter for the use of the Premises for the Tenant's operations

2.3 APPLICATION FOR POTABLE WATER/NON POTABLE WATER

Please note that you are required to apply to the authorities for potable water/non potable water if your water consumption is more than 500 cubic metres per month.

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Replacement page as of 13 May 2016

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DECLARATION

On behalf of the Tenant, I declare that all the information and particulars provided in this form are true, correct and complete to the best of my knowledge and belief, and that the activities to be conducted in the Premises shall not be changed without the prior approval of the Landlord.

TAMMY LANDON, SVP OPERATIONS
Name/ Designation

Signature

ULTRATECH SE ASIA PTE LTD
Company Stamp

JUNE 1, 2016
Date

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2 AREIT Covenants (v4 Grp Legal 050216).docx

ascendas

SCHEDULE 6
JTC/HDB SUBLETTING APPLICATION DOCUMENTS

This Schedule is not applicable for this Lease.

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APPENDIX I

TENANTS' GUIDE

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TENANTS' GUIDE

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CONTENTS PAGE

1. DEFINITIONS & INTERPRETATION 1

2. GENERAL REQUIREMENTS 1

3. TENANTS' WORKS - SUBMISSION OF PLANS TO LANDLORD'S REPRESENTATIVE 1

4. TENANTS' WORKS - STRUCTURAL ENDORSEMENT 4

5. TENANTS' WORKS - APPROVAL OF AUTHORITIES 4

6. TENANTS' WORKS - INSURANCE POLICIES 5

7. TENANTS' WORKS - EXECUTION OF TENANTS' WORKS 5
7.1 CONTRACTOR / SUPERVISOR 5
7.2 MANNER OF EXECUTION 5
7.2.1 GENERAL EXECUTION 5
7.2.2 GENERAL MANNER 6
7.2.3 PROHIBITIONS 6
7.2.4 COMMON AREAS 6
7.2.5 INSTALLATIONS AT ROOF TOP 6
7.2.6 DISPOSAL OF DEBRIS 7
7.2.7 USE OF TOILETS 7
7.2.8 USE OF CARGO/SERVICE LIFTS 7
7.2.9 COMPLIANCE WITH WORKPLACE SAFETY AND HEALTH ACT 7
7.2.10 COMPLIANCE WITH FIRE SAFETY ACT AND FIRE CODE 8
7.2.11 FIRE ALARM & FIRE PROTECTION SYSTEM 8
7.2.12 SUPPLY OF ELECTRICITY AND WATER 9
7.2.13 MECHANICAL & ELECTRICAL INSTALLATIONS 9
7.2.14 HACKING, DRILLING, DEMOLITION & NOISY WORKS 10
7.2.15 PLUMBING & SANITARY WORKS 10
7.2.16 PARTITIONING WORKS 10
7.2.17 STRUCTURAL WORKS 10
7.2.18 AIR CONDITIONING INSTALLATION WORKS 11
7.2.19 CHILLED WATER SUPPLY SYSTEM (where applicable) 11
7.2.20 INSPECTION OF ADDITIONAL INSTALLATIONS 11

8. TENANTS' WORKS - AS-BUILT PLANS 11

9. INSTALLATIONS / WORKS TO BE DONE BY TENANTS 12
9.1 METERS 12
9.2 THERMAL INSULATION & HEAT EXTRACTION SYSTEMS 12
9.3 FIRE SAFETY INSTALLATIONS 12
9.4 ELECTRICAL SWITCH & DISTRIBUTION BOARDS 13
9.5 ELECTRICAL INSTALLATIONS 13
9.6 PLUMBING / SANITARY WORKS 13
9.7 EXHAUST SHAFT / CHIMNEY (where applicable) 13
9.8 TELECOMMUNICATION FACILITIES 13

10. MAINTENANCE BY TENANTS 13
10.1 MAINTENANCE OF INTERNAL PREMISES 13
10.2 MAINTENANCE OF FIRE ALARM & FIRE PROTECTION SYSTEM 14
10.3 MAINTENANCE OF EXHAUST EQUIPMENT (where applicable) 14

11. TENANTS' USE OF THE PREMISES & OPERATIONS 14
11.1 PROHIBITION AGAINST OBSTRUCTION 14
11.2 NO STORAGE OF COMBUSTIBLE SUBSTANCES 14
11.3 TOXIC MATERIALS 14
11.4 DISPOSAL OF DEBRIS, WATER & REFUSE 15
11.5 WASTE WATER DISCHARGE 16
11.6 ADVERTISEMENTS & SIGNBOARDS 16
11.7 MACHINES & APPARATUS 16

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11.8 MINIMISING POLLUTION 16
11.9 MUSIC 17
11.10 NUISANCE 17
11.11 ILLEGAL PURPOSE & NO RESIDENTIAL USE 17
11.12 NO COOKING (This does not apply if the Permitted Use is for food and beverage) 17
11.13 NO PETS, PESTS & ANIMALS 17
11.14 NO BLOCKAGE 17
11.15 ODOURS 17
11.16 PREVENTION OF INFECTIOUS DISEASES 17
11.17 NOT TO OVERLOAD INSTALLATIONS 18
11.18 CURTAIN WALL 18
11.19 WINDOWS 18
11.20 UNAUTHORISED SOURCE OF WATER 18
11.21 SERVICE / CARGO LIFTS 18
11.22 NO SOLICITING 19
11.23 AUCTION SALES 19
11.24 SECURITY OF PREMISES 19
11.25 SPECIALIST WARRANTIES 19
11.26 LOADING & UNLOADING 19
11.27 GROUND FLOOR SLABS (where applicable) 19
11.28 FIRE SAFETY ENVIRONMENT 19
11.29 USE OF COMMON PROPERTY & TERRACE AREAS 20
11.30 TELEVISION ANTENNAE / SATELLITE DISH 20
11.31 PARKING OF VEHICLES 20
11.32 OUTER DOORS OF THE BUILDING 20
11.33 GENERAL CONDUCT OF BUSINESS 20
11.34 NO LEAKAGE 20

12. REINSTATEMENT WORKS 21

13. GREEN MARK CERTIFICATION 22

14. TENANTS' RECYCLING PROGRAMME GUIDE 22

15. CONTACT INFORMATION 22
15.1 MAINTENANCE PERSONNEL 22
15.2 24-HOUR EMERGENCY SERVICE 23

Annexure A - TENANTS' WORKS PERMIT 24
Annexure B - HOT WORKS PERMIT 27
Annexure C- LIQUIDATED DAMAGES FOR NON-COMPLIANCE 30
Annexure D- GREEN MARK REQUIREMENTS 31
Annexure E - PROTECTION STANDARDS 32

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1. DEFINITIONS & INTERPRETATION

1.1. Unless the context requires otherwise, the definitions, terms and references used in this Tenants' Guide shall have the same meaning as those used in the Covenants. References to "Tenant" or "Tenants" in this Tenants' Guide include the singular and plural.

1.2. If Tenants require the consent or approval of the Landlord for any action, Tenants shall obtain it in writing (whether from the Landlord or through the Landlord's designated representative, Ascendas Services Pte Ltd (**"ASPL"**) before starting to take that action. Notwithstanding any consent or approval given by the Landlord, Tenants remain solely responsible for all works and acts undertaken.

1.3. All forms that Tenants are required to use may be found on the Ascendas Tenants' Portal. Such forms shall be read in conjunction with this Tenants' Guide and the rest of this Lease. Notwithstanding that such forms may be signed off or payments made by the Tenants' contractor, Tenants shall at all times be responsible for compliance with this Tenants' Guide and the rest of this Lease.

1.4. All fees, charges, costs and expenses arising from any obligations by Tenants under this Tenants' Guide shall be paid by Tenant including where applicable, interest on outstanding sums owing by Tenants and the liquidated damages under **Annexure C**. All such payments shall be recoverable as if they are rent in arrears and may be deducted from any Tenants' deposits under this Tenants' Guide and the rest of this Lease, without prejudice to any other rights and remedies of the Landlord.

1.5. All payments are to be made payable by cheque to the respective building owners (for properties belonging to non-listed Ascendas entities) or "HTSG A/C ASCENDAS REIT" (for properties belonging to A-REIT). No cash payments are allowed.

1.6 Tenants shall ensure that its employees, agents, independent contractors and permitted occupiers, visitors and licensees comply with this Tenants' Guide. For the avoidance of doubt, any consultant or contractor nominated or approved by the Landlord shall not be treated as an employee or agent of the Landlord.

2. GENERAL REQUIREMENTS

2.1 All Tenants' Works shall be carried out in compliance with this Tenants' Guide.

2.2 Tenants shall apply for the Tenants' Works Permit before starting any works at the Premises and the duly completed form, "Application for Tenants' Works Permit" (specimen as attached under **Annexure A**), shall be submitted to the management office of the Building for approval.

3. TENANTS' WORKS - SUBMISSION OF PLANS TO LANDLORD'S REPRESENTATIVE

3.1 TYPES OF PLAN

When Tenants seek the Landlord's approval to proposed Tenants' Works, Tenants shall submit all relevant plans to ASPL and (where applicable) include the following plans:

3.1.1 the partitioning, false ceiling layout and machines/equipment layout plans;

3.1.2 the air conditioning and mechanical ventilation (**"ACMV"**) plans;

3.1.3 the plumbing & sanitary plans;

3.1.4 the electrical plans; and

3.1.5 the fire alarm & fire protection plans.

3.2 PLANS – CONTENTS & OTHER REQUIREMENTS

Tenants shall make sure that all relevant plans submitted are in accordance with the following:

3.2.1 Partitioning, False Ceiling Layout and Machines/Equipment Layout Plans

(a) Plans shall indicate:

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(i) the dimensions of the Premises and the rooms in the Premises including the height of each room;

(ii) the layout of the non-combustible partitions and false ceilings;

(iii) the usage of all the floor space;

(iv) type of materials to be used;

(v) the exact location, descriptions, dimensions (length, breath and height) and operating weight of proposed machineries and plant installations. Vibration and sound insulation details shall also be shown;

(vi) the dimensions and locations of storage areas, storage racks, passageways, overhead cranes, washing facilities including water supply pipes, waste pipes, exhaust fans, works benches and means of escape in case of fire;

(vii) the location of exit lightings, exit and directional signs and whether the location of signs are proposed or existing; and

(viii) the location of fire extinguishers and whether the location of fire extinguishers are proposed or existing. The types and ratings of the fire extinguishers shall be indicated.

(b) All plans shall be coloured as follows:

(i) partitions and false ceilings – brown;

(ii) fire extinguishers, exit and directional signs – red;

(iii) partitions and ceilings to be removed – yellow dotted line;

(iv) machineries and plant installations – blue; and

(v) work benches – brown.

3.2.2 ACMV Plans

(a) Plans shall indicate:

(i) the layout and dimension of all ductings and equipment to be installed;

(ii) the sectional elevation of all ductings and equipment to be installed;

(iii) the mounting and suspension details of all installations;

(iv) the schedule of equipment outlining the cooling capacity, air flow, weight and dimension and insulation work against condensation (where necessary). The as-built drawings shall indicate the room temperature set-point and to maintain the room temperature within the Premises at 24°C +/ - 1°C; and

(v) all new and existing positions of air conditioning ducts, air diffuser and return-air outlet.

(b) All ACMV drawings shall be appropriately coloured and legended; and

(c) Tenants are required to perform air balancing to the satisfaction of the Landlord in the Premises after completion of the Tenants' Works, Tenants shall submit an air balancing report to ASPL for the Landlord's records within one (1) month after performing on air balancing.

Landlord's Initial	Tenant's Initial
lh	TDL

3.2.3 Plumbing/Sanitary Plans

Plans and sectional elevations of the plumbing works shall be shown and appropriately coloured, dimensioned and legended.

3.2.4 Electrical Plans

(a) Plans shall indicate:

(i) the exact position of the distribution board on the interior layout plans;

(ii) the single-line-diagram drawn by a licensed electrical contractor/engineer showing clearly the proposed power and lighting circuits; and

(iii) the exact locations and positions of all new and existing lighting/power points.

(b) Submission of Electrical Plans shall be made on standard application forms obtainable from the Landlord or ASPL.

(c) A non-refundable processing fee of **S$200.00** (exclusive of GST) is payable to the Landlord.

(d) Five (5) sets of single line diagrams, layout plans of all installations and AL Electrical Forms or AL Elect 4 Form shall be submitted (where applicable).

3.2.5 Fire Alarm & Fire Protection Plans

(a) Plans shall be submitted to ASPL before submitting to the Authorities.

(b) Plans shall include:

(i) a plan showing the exact positions of all new and existing sprinkler heads or heat detectors endorsed and certified by a Professional Engineer (Mechanical) (see definition of Professional Engineer in Clause 4 of this Tenants' Guide); and

(ii) the certification by the Professional Engineer (Mechanical) on the plan should be in the form of certification set out below:

"I, ________________________, hereby confirm and certify that the addition / alteration to the automatic fire sprinkler / detector installation shall be designed in accordance with the accepted Code of Practice and upon completion of work, I shall inform the relevant authorities by sending a Certificate of Supervision."

(c) Submission of Fire Alarm & Fire Protection Plans shall be made on standard application forms obtainable from the Landlord or ASPL.

(d) 4 sets of schematic and layout plans shall be submitted.

3.3 **SUBMISSION OF PLANS**

3.3.1 All submission of plans shall be accompanied by a covering letter attention to **'Ascendas Services Pte Ltd'** at the following address:

TECHVIEW (AREIT)
Kaki Bukit TechPark II, 1 Kaki Bukit View , (S) 415941

Landlord's Initial	Tenant's Initial
[signature]	[signature]

3.3.2 The covering letter shall state:

(a) the address of the Premises where proposed Tenants' Works are to be carried out;

(b) the number of sets of drawings submitted; and

(c) the name and contact number of the person responsible for the plans.

3.3.3 At least four (4) sets of fully dimensioned plans in A1 or A2 size shall be submitted. The Landlord shall keep two (2) sets of the plans for its records.

3.3.4 Each set of plans shall show:

(a) the subject unit within the Premises in relation to the particular floor where the subject unit is located; and

(b) the plans, sections and elevations of the proposed Tenants' Works (Scale 1:50 or 1:100).

3.3.5 All proposed Tenants' Works shall be colour coded. All existing Tenants' Works proposed to be demolished or dismantled shall be shown in yellow dotted lines.

3.3.6 All submitted plans shall have Tenants' (i) company rubber stamp and (ii) name, designation and signature of Tenants' signatory clearly shown on the plans.

3.3.7 All submitted plans shall bear the name and signature of the qualified person ("**Qualified Person**") who prepared the plans. Please refer to the Building Control Act (Cap. 29) for the definition of Qualified Person.

4. TENANTS' WORKS - STRUCTURAL ENDORSEMENT

Where the proposed Tenants' Works involve the structural integrity of the Building, the plans shall be endorsed by a professional engineer as follows:

"I have inspected the building and investigated its overall structure and, in my opinion, the building is capable of resisting the forces and moments which may be increased and altered by reason of the repairs, alterations or additions shown on these plans. I shall also supervise the works and submit a Certificate of Supervision upon completion of the works."

Such professional engineer shall have a valid practising certificate issued under the Professional Engineers Act (Cap. 253) ("**Professional Engineer**").

5. TENANTS' WORKS - APPROVAL OF AUTHORITIES

5.1 Tenants shall obtain, keep in force and furnish to the Landlord all necessary approvals from the Authorities for carrying out the proposed Tenants' Works.

5.2 Tenants shall obtain clearance forms from the Authorities and submit the forms to ASPL before starting the Tenants' Works. Where Tenants apply for and obtain approvals for the plans electronically, Tenants shall submit two (2) sets of the plans endorsed by the Professional Engineer with the Fire Safety Certificate Reference number shown on the plans. Tenants shall make sure that all Tenants' plans are approved by the Authorities before starting the Tenants' Works including approval for all Partition and Fire Alarm Plans from the Fire Safety Shelter Bureau.

5.3 All plans submitted to ASPL shall only be checked for compliance against the Landlord's requirements. The Landlord's approval should not be taken as approval by the Authorities.

5.4 Tenants shall obtain, keep in force and furnish to the Landlord the Fire Safety Approval (i.e. the Fire Safety Certificate).

Landlord's Initial	Tenant's Initial
lh	TDL

6. TENANTS' WORKS - INSURANCE POLICIES

6.1 Before starting any Tenants' Works, Tenants shall, take up and maintain an all risks policy and a comprehensive public liability insurance policy against claims for personal injury, death or property damage or loss arising out of the Tenants' Works, each in an amount of not less than **S$2,000,000.00** (or such higher amount required by the Landlord) for any one (1) occurrence and effective for the entire duration of the Tenants' Works.

6.2 The policy shall be taken out and maintained in the joint names of the Landlord and Tenants' contractors as co-insured parties for their respective rights and interests with a reputable insurance company and shall include a cross-liability clause.

6.3 Tenants shall give a copy of the policy to the Landlord on demand. Furnishing of any Insurance Policies shall not be deemed to be constructive notice of any terms of the Insurance Policies and shall not in any way minimize or affect the Tenant's obligations under this Clause.

7. TENANTS' WORKS - EXECUTION OF TENANTS' WORKS

7.1 CONTRACTOR / SUPERVISOR

7.1.1 For newly completed buildings which have yet to obtain the Certificate of Statutory Completion ("CSC") or buildings still under the defects liability period or warranties issued by the original equipment manufacturers, Tenants shall appoint the Landlord's base build contractors and consultants to design and supervise Tenants' Works so as not to nullify or void the existing warranties and CSC application respectively. If Tenants want to engage their own Qualified Persons to design and supervise the Tenants' Works, they shall be vetted by the original buildings' contractors and consultants and pay all vetting fees directly to the buildings' contractors and consultants. All other professional fees and charges incurred by the Landlord relating to the Tenants' Works shall also be borne by the Tenants and paid to the Landlord within seven (7) days of ASPL informing the Tenants of the amount(s).

7.1.2 Tenants shall obtain the prior approval of the Landlord to appoint any other contractors or consultants for carrying out the Tenants' Works. The Landlord shall be reasonable in considering the appointment of any such contractor or consultant. Such contractor or consultant appointed by Tenants shall not be treated as an employee or agent of the Landlord.

7.1.3 Throughout the period of the Tenants' Works, Tenants shall engage appropriate Qualified Persons to design the Tenants' Works, to supervise the Tenants' Works and the conduct of the workmen, and to take instructions from the Landlord and ASPL in respect of the Tenants' Works.

7.1.4 Tenants' contractors or subcontractors who create a nuisance or persistently ignore the Landlord or ASPL's instructions shall be refused entry to the Building and the Premises.

7.1.5 Tenants shall make sure that the contractors and subcontractors engaged by Tenants for the Tenants' Works do not use the Premises in any way for any residential purposes (temporary or otherwise).

7.2 MANNER OF EXECUTION

7.2.1 GENERAL EXECUTION

Tenants shall carry out and complete the Tenants' Works:

(a) in accordance with the plans and specifications approved by the Landlord, the architect, engineer or consultant appointed under Clause 4.10.4 of the Covenants and the Authorities;

(b) in a good and workmanlike manner in accordance with good building practice;

(c) so as not to obstruct, interfere or be a nuisance to the other tenants or occupiers of the Building, the Park or the surrounding areas; and

Landlord's Initial	Tenant's Initial
[initialled]	[initialled]

(d) in accordance with the Law.

7.2.2 **GENERAL MANNER**

When carrying out the Tenants' Works, Tenants shall make sure that:

(a) any **rough and wet works** are kept to a minimum and are carried out only within the Premises;

(b) the Tenants' Works **do not create excessive dust or noise** and do not produce hazardous conditions;

(c) all painting works are carried out after office hours and with necessary equipment to help ventilation or with odourless paint (if the Landlord approves);

(d) the Premises and other areas affected by the Tenants' Works are kept **clean and free from all pests** at all times;

(e) the permissible **floor loading** (design live load) of the Building is not exceeded at all times; and

(f) where applicable, the shopfront design of the Premises shall be in accordance with such guidelines as may be prescribed by the Landlord.

7.2.3 **PROHIBITIONS**

Tenants SHALL NOT, in any case:

(a) change the **external appearance** (including the colour and type of all external parts) **of the Premises** (including the doors, windows, walls and grilles) in any way;

(b) **temporarily store materials outside the Premises** or in the Common Property,;

(c) install Tenants' equipment, ducting, racks, installations, etc. onto the **structural members** above the floor level of the Premises;

(d) use hold-down bolts to fasten Tenants' equipment onto the floor of the Premises which **penetrate more than 50mm into the floor slab** of the Premises; or

(e) **dispose of leftover cement mortar/slurry** in water closets, basins or floor traps in the Premises.

7.2.4 **COMMON AREAS**

(a) All Tenants' Works shall be carried out only within the Premises and no Tenants' Works are allowed outside the Premises or in the Common Property. Tenants shall obtain the prior approval of the Landlord before starting any works outside the Premises or in the Common Property.

(b) Subject to the Landlord giving prior approval to the carrying out of Tenants' Works outside the Premises or in the Common Property, Tenants shall make sure that adequate protection is provided to all finishes and installations (such as doors, lifts and wallpaper) in the Common Property to prevent damage to the Common Property caused by the Tenants' Works, including but not limited to the manner set out in **Annexure E.**

(c) All workmen of Tenants' contractors' and subcontractors' are to stay within the Premises and are not to loiter in the Common Property (such as lobbies and staircases) during their break times.

7.2.5 **INSTALLATIONS AT ROOF TOP**

If the Landlord approves any installation works on the roof top of the Building, Tenants shall strictly comply with the following:

Landlord's Initial	Tenant's Initial
ju	JDL

(a) hacking of or drilling into the roof slab is **STRICTLY NOT ALLOWED**;

(b) all installations on the roof top shall sit on a concrete plinths of at least 150 mm thick. The concrete plinths shall be properly spring loaded and buffered if necessary, to prevent any transmission of vibration to the premises below;

(c) all pipeworks shall run at least 300 mm above the surface of the roof top; and

(d) all installations shall be screened from view with suitable materials to match the existing facade of the Building.

7.2.6 **DISPOSAL OF DEBRIS**

(a) Tenants shall make sure that all debris created by the Tenants' Works is removed at the end of each day.

(b) The Landlord may require Tenants to bring a refuse bulk bin onto the Premises to contain such debris.

(c) Debris shall be contained at places designated by the Landlord while waiting for disposal. **Disposal of debris at the Landlord's bin centre is strictly not allowed**.

(d) The Landlord may decide to provide a central bulk bin to contain debris from the Tenants' Works and Tenants shall pay to the Landlord its charges for the disposal of the debris.

7.2.7 **USE OF TOILETS**

Tenants shall make sure that cement is not mixed in the toilets (whether the toilets are in the Premises or outside the Premises).

7.2.8 **USE OF CARGO/SERVICE LIFTS**

Tenants shall make sure that only cargo/service lifts are used to move materials and debris and shall make sure passenger lifts are not used for this purpose. Tenants shall adequately board and protect the cargo/service lifts before using them, including but not limited to the manner set out in **Annexure E**.

7.2.9 **COMPLIANCE WITH WORKPLACE SAFETY AND HEALTH ACT**

(a) Tenants shall make sure that they and their contractors, subcontractors and/or consultants keep to the Workplace Safety and Health Act (Cap. 354A) ("**WSH Act**") and the Workplace Safety and Health (Risk Management) Regulations.

(b) Tenants shall make sure that their contractors, subcontractors and consultants engaged to carry out the Tenants' Works have achieved at least a bizSAFE Level 3 certification.

(c) Without affecting Clause 7.2.9(a) of this Tenants' Guide, Tenants shall make sure their contractors submit to ASPL the following before starting the Tenants' Works:

(i) a risk assessment report for the proposed Tenants' Works;
(ii) the relevant safe work procedures;
(iii) the method statements;
(iv) a list of Tenants' contractors and subcontractors; and
(v) the Professional Engineer's endorsement of the Tenants' Works.

(d) Without affecting Clause 7.2.9(a) of this Tenants' Guide, hot works shall be approved by the Landlord before starting any such hot works. Hot works shall be kept to a minimum to reduce fire risk and to avoid the activation of the fire alarm system in the Building. Hot Work Permit (see specimen attached as **Annexure B**) shall be submitted to and approved by the Landlord before any hot works start at the Premises. Tenants shall be liable for any false or accidental activation of the fire alarm or fire sprinkler system.

Landlord's Initial	Tenant's Initial
[initialled]	[initialled]

(e) All **hoisting works** shall comply with the Factories Act (Cap. 104, repealed) (where applicable) and/or the WSH Act, all relevant regulations and Authorities' guidelines and directives. For example, Tenants shall make sure that safety equipment such as harnesses, safety belts, safety helmets, safety gloves, air masks and safety glasses are provided during such hoisting works. Tenants shall submit to ASPL all documentation to certify hoisting works, insurance policies, risk assessment reports and method statements before starting such works.

(f) Tenants may refer to the Ministry of Manpower website for more information on the WSH Act.

7.2.10 COMPLIANCE WITH FIRE SAFETY ACT AND FIRE CODE

(a) Tenants shall make sure that they and their contractors and consultants comply with the Fire Safety Act (Cap. 109A), the Fire Code ("**Fire Code**") of the Singapore Civil Defence Force ("**SCDF**") and all other relevant regulations.

(b) Tenants shall make sure there are no obstruction to fire escape routes, hose reels, and other fire-fighting equipment during the Tenants' Works.

(c) The Fire Code regulates the allowable space between the suspended ceiling and the soffit of the concrete floor above. Combustible materials are not allowed within the ceiling space. Materials for ceiling construction shall be of non-combustible materials approved by the Fire Service Shelter Bureau.

(d) Tenants shall comply with the Fire Code's requirements on the position of walls and partitions in relation to sprinkler heads.

(e) The interior layout of the Premises shall be designed in such a manner so as not to obstruct existing fire escape corridors, fire-hose reel cabinets and other fire-fighting equipment.

7.2.11 FIRE ALARM & FIRE PROTECTION SYSTEM

(a) The fire alarm system in the Building is linked to SCDF through the Landlord's monitoring station. Tenants shall obtain the Landlord's prior approval to rewire, replace or modify any fire alarm fixtures and fittings or to install additional fire alarms systems.

(b) Tenants shall not modify, alter, add on or interfere in any way with the automatic sprinkler system or heat detector system or speakers for the Life-Safety Public Addressing System (all of which have been designed according to the requirements of the Fire Code) without the Landlord's prior approval.

(c) The Premises have been installed with the required number of sprinkler heads (where applicable) in accordance with the Fire Code. Tenants shall obtain the Landlord's prior approval before making any additions or alterations to the sprinkler heads. The positions of new or relocated sprinkler heads shall be designed and installed by a Professional Engineer engaged by Tenants and the installation shall strictly comply with all relevant regulations including the Fire Code.

(d) Tenants shall obtain the Landlord's prior approval to isolate the Building's fire protection system. If the Landlord grants its approval, Tenants shall comply with the following conditions (and any other terms and conditions which the Landlord may impose), when isolating the Building's fire protection system:

- (i) isolation is implemented only for works affecting the ceiling of the Premises;
- (ii) isolation shall be kept to a minimum and carried out from 8 am – 6 pm from Mondays to Saturdays only and cannot be carried out during Sundays and Public Holidays;
- (iii) written notification shall be given to the Landlord at least three (3) business days prior to the isolation;

Landlord's Initial	Tenant's Initial
llr	TDL

(iv) Tenants shall engage a fire protection contractor approved by the Landlord to carry out the draining and recharging of the sprinkler system in the presence of ASPL; and

(v) in addition to the fire protection contractor's charges, Tenants shall pay the Landlord's charges of **S$400.00** (exclusive of GST) **per occasion** for draining of the sprinkler system.

7.2.12 SUPPLY OF ELECTRICITY AND WATER

(a) All electrical installations including any replacements or repair from time to time (such as electrical meters, tap out boxes, wirings, electric bulbs etc.) shall be carried out by Tenants. No such installations may be carried out until Tenants have submitted the electricity application to the Landlord and obtained the Landlord's approval to the application.

(b) If Tenants require an electrical design load higher than that available at the Premises, Tenants shall make an application to the Landlord. Tenants' application may be considered if there is excess capacity and any approval given by the Landlord shall be subject to such terms and conditions as may be set by the Landlord.

(c) Tenants shall pay all costs and expenses for the supply of the higher electrical design load. The Landlord shall not be held liable for any delay in the start of Tenants' operations arising from Tenants' requirement for a higher electricity design load.

(d) Tenants shall apply for potable/non-potable water from Public Utilities Board ("**PUB**") if Tenants' water consumption is more than 500 cubic metres per month.

(e) Tenants shall not tap the Landlord's emergency electrical and generator supply.

(f) All plumbing works for additional water supply, including the installation of water meters, shall be carried out by Tenants.

7.2.13 MECHANICAL & ELECTRICAL INSTALLATIONS

(a) Tenants shall obtain the Landlord's prior approval to all proposed mechanical and electrical ("**M&E**") installations. When applying for the Landlord's approval, Tenants shall submit detailed drawings, plans and method statements for the proposed installations and the endorsement of a Professional Engineer.

(b) Tenants shall bear all costs arising from M&E installations, including the installation, maintenance, calibration, repair and operation of the M&E installations (such as BTU meters, pump-sets, dehumidifiers, flow meters, etc).

(c) All wirings (to be colour coded) shall be concealed and housed in steel conduits according to SP PowerGrid Ltd ("**Power Grid**")'s requirements and regulations.

(d) Access into the Building's service risers shall be arranged with the Landlord and any work carried out within the service risers shall be with the Landlord's prior approval.

(e) All electrical works shall be carried out by an Energy Market Authority- registered electrician or contractor ("**LEW**") and the installation shall be tested by the LEW.

(f) Direct tapping from the Landlord's main air conditioning duct is not allowed without the Landlord's prior approval.

(g) All pipes or ducts, if any, shall be installed in the vertical service ducts provided or properly located and concealed from view to the Landlord's satisfaction.

(h) Electricity drawn from the power points located along the common corridors shall be via properly-fused electrical plugs. Under no circumstances shall drawing power supply by insertion of exposed wiring terminals into the plug sockets be allowed.

Landlord's Initial	Tenant's Initial

7.2.14 HACKING, DRILLING, DEMOLITION & NOISY WORKS

(a) Tenants shall not carry out Tenants' Works involving hacking of the floors, walls, beams or any other structural elements of the Premises, the Building or the Park without the Landlord's prior approval. Tenants are further **STRICTLY NOT ALLOWED** to carry out hacking or cutting through pre-stressed concrete flooring of the Premises or the Building.

(b) Subject to the Landlord's approval to any proposed hacking works:

(i) Tenants shall inform the Landlord before carrying out any hacking, drilling, demolition and noisy works;

(ii) where Tenants propose to carry out Tenants' Works involving hacking, drilling and/or demolition works, Tenants shall install proper portable ventilation fans before carrying out such Tenants' Works;

(iii) where the hacking, drilling, demolition and noisy works affects other tenants' operations, the Tenants shall ensure that no hacking, drilling, demolition and noisy works are carried during the business hours of the other tenants.

(c) Subject to the Landlord's approval to any proposed hacking works and Clause 7.2.14(b)(iii) of this Tenants' Guide, all hacking, drilling, demolition and noisy works are to be carried out after office hours (i.e. after 6.00 pm on Weekdays and after 2.00 pm on Saturdays or on Sundays and Public Holidays).

7.2.15 PLUMBING & SANITARY WORKS

(a) Tenant shall ensure that all plumbing and sanitary works (including works to the existing plumbing and sanitary system) shall be designed by a Professional Engineer and carried out and installed by a **PUB-licensed plumber** (both engaged by Tenants. Such design and installation shall be in strict compliance with regulations and requirements of the Authorities.

(b) All floor traps, grease traps, rain water down pipes, waste pipes, water supply pipes and closets shall be made accessible to the Landlord and ASPL for maintenance in the event of any chokage to common pipes.

7.2.16 PARTITIONING WORKS

(a) Tenants shall comply with the following when carrying out partitioning works:

(i) seal-up all supply and return grilles to prevent infiltration into the main air con ducting system;
(ii) install proper portable ventilation fans before the start of the Tenants' Works;
(iii) make sure that all sideboards or cupboards along the window bays shall have a height no higher than the windowsill; and
(iv) make sure that all partitions abutting the window frames shall end at the window mullion and shall not be of a greater depth than the width of the mullion.

(b) Tenants shall not puncture any component of the aluminum window frame in order to fix dry wall partitions.

(c) All fixed partitions and all built-in cupboards ending at window panels shall not hinder the full opening of hinged windows.

7.2.17 STRUCTURAL WORKS

Where Tenants have obtained the Landlord's approval for Tenants' Works involving the structure of the Building (e.g. coring through reinforced concrete floors), Tenants shall, where possible, engage the Landlord's original structural consultant for the Building.

Landlord's Initial	Tenant's Initial
lh	TDL

7.2.18 **AIR CONDITIONING INSTALLATION WORKS**

(a) Tenants may install air conditioning units and equipment only at areas designated by the Landlord (e.g. roof top of the Building,) or at areas approved by the Landlord.

(b) The Landlord may require Tenants to install screens to ensure that the air conditioning units and/or equipment do not compromise the aesthetic appearance of the Building.

(c) Tenants may be required to install air conditioning meters shall engage contractors licensed by the Authorities to carry out air balancing within the Premises and the Building (where applicable) after installation(s) of air conditioning system(s).

(d) Tenants shall ensure that the temperature of the air conditioning unit(s) is kept at 24 +/- 1 °C.

(e) Tenants shall carry out proper insulation works to ensure that their use of air conditioners do not result in condensation, both inside and outside the Premises.

(f) Tenants shall provide sufficient return air grilles for all rooms partitioned (design to be approved by appropriate Qualified Person).

(g) Where the cooling capacity of an air conditioning system installed by Tenants exceeds 30 kW, the Tenants shall obtain the prior endorsement of a Professional Engineer.

7.2.19 **CHILLED WATER SUPPLY SYSTEM (where applicable)**

(a) Tenants shall not install or connect any monitoring or control systems to the Landlord's chilled water supply and/or return pipes.

(b) Tenants shall not tap chilled water at the chilled water supply and return risers, AHUs and headers without the Landlord's prior approval. If the Landlord grants its approval, Tenants shall comply with the following:

(i) Tenants shall be responsible for flushing the lines, making good all faults and/or damage arising from the tapping of chilled water and making good all faults and/or damage caused by installation, operation, maintenance and repairs of Tenants' chilled water fan coil units;
(ii) Tenants shall conduct a water test of the relevant segment by a chilled water lab tester approved by the Authorities before tapping onto the chilled water;
(iii) Tenants shall make sure that the test results comply with the standards set by the Landlord and the relevant chilled water supplier; and
(iv) Tenants shall conduct another test at the conclusion of the tapping exercise and Tenants shall ensure that the test report is in accordance with the requirements of the Landlord and the chilled water supplier. If the test report results do not comply with the requirements of the Landlord and the chilled water supplier, Tenants shall carry out necessary remedial actions to comply with such requirements.
(v) Where applicable, Tenants shall comply with the technical specifications of the District Cooling System when tapping the building's chilled water supply. Tenants shall obtain a copy of the specifications from the management office of the Building.

7.2.20 **INSPECTION OF ADDITIONAL INSTALLATIONS**

Where Tenants have carried out installations in the Premises (including installations under Clause 9 of this Tenants' Guide), Tenants shall not commence operations until **AFTER** a final inspection of Tenants' installations has been carried out by the Landlord and final approval to such installations have been granted by the Landlord.

8. TENANTS' WORKS - AS-BUILT PLANS

When the Tenants' Works are completed, a complete set of plans showing the AS-BUILT AND AS-INSTALLED condition and recording the exact locations of all partitions, wirings, pipe, air conditioning

Landlord's Initial	Tenant's Initial

systems, air conditioning ducts, inlets and outlets, grease traps, exhaust fan systems, fire protection devices and all other fittings and fixtures installed by Tenants shall be submitted to the Landlord.

9. INSTALLATIONS / WORKS TO BE DONE BY TENANTS

9.1 METERS

9.1.1 Tenants are required to engage a qualified contractor to install and test the electricity, water and chilled water meters ('Meters') relating to the Premises. Prior approval of the Landlord, and where required, the relevant Authorities for such installation and testing shall be obtained. For the avoidance of doubt, the costs and expenses borne by the Tenant shall include without limitation the costs and expenses arising from the submissions to, endorsements by and attendance of the Landlord's licensed electrical worker. Tenants shall bear the cost of linking such metres to the Landlord's Building Management System ("BMS") where applicable.

9.1.2 Tenants shall be responsible for the maintenance, repair and replacement of the Meters during the Term (including any rent-free period) and Tenants shall not tamper with, or do anything which may affect the accuracy of, the Meters.

9.1.3 All connection and turning on fees whether payable to the Landlord or the Authority or any other person, shall be borne by Tenants.

9.1.4 Tenants shall install British Thermal Unit ("BTU") meter(s) to measure Tenants' chilled water consumption. If the BTU meter(s) fails for any reason, the billing shall be based on Tenants' average consumption over the preceding 3 months (or any other period set by Landlord) before such failure. The BTU meter(s) shall be procured from and installed by the existing Building Management System vendor. Tenants shall regularly maintain the BTU meter(s) serving the Premises including arranging for the calibration of the BTU meter(s) by the original manufacturer ("OEM") or its authorized agent.

9.2 THERMAL INSULATION & HEAT EXTRACTION SYSTEMS

9.2.1 Tenants shall install adequate thermal insulation to the external walls, floors and ceilings within or outside the Premises and heat extraction systems if Tenants' activities may result in:

(a) moisture condensation on the floors, ceilings or walls of the Premises, adjoining premises or Common Property or other parts of the Building; or

(b) generation of excessive heat or heat which causes or may cause undue discomfort to the Landlord, his other tenants or the occupiers of any adjoining or other premises in the Building, Park and/or surrounding buildings.

9.2.2 Tenants shall obtain the Landlord's prior approval for all Tenants' installation of thermal insulation and heat extraction systems and the proposed method of installation.

9.3 FIRE SAFETY INSTALLATIONS

9.3.1 Tenants shall, where necessary, install and maintain exit lightings, exit signs at staircases, exit passage ways and the exits of the Premises, and any fire safety signage shall be installed in accordance with the requirements of the Fire Code and any other relevant regulations.

9.3.2 Tenants shall carry out such modification work on the existing fire alarm system (including wirings) or existing fire protection system (including sprinklers and hose reels) in the Premises as are necessary to suit Tenants' operations and to comply with the Fire Code, including the installation of additional wiring and connections of the sprinklers and fixtures to the Landlord's common fire alarm system.

9.3.3 Tenants shall install the required fire extinguishers in the Premises with labels approved by TÜV SÜD PSB Pte Ltd or Standards, Productivity and Innovation Board Singapore in accordance with the Fire Code and any other relevant regulations.

Landlord's Initial	Tenant's Initial
lh	TDL

9.4 **ELECTRICAL SWITCH & DISTRIBUTION BOARDS**

Tenants shall install electrical switch board and distribution board and other similar equipment to the Premises as directed by the Landlord including overcurrent protective devices in the Landlord's switch room in the Building and overcurrent and earth-leakage protective devices in the Premises.

9.5 **ELECTRICAL INSTALLATIONS**

Tenants shall carry out all electrical installations (such as private electrical meters, wirings, cable trays etc.).

9.6 **PLUMBING / SANITARY WORKS**

Tenants shall carry out all plumbing and sanitary works at or for the Premises.

9.7 **EXHAUST SHAFT / CHIMNEY (where applicable)**

If required by Tenants and after obtaining the Landlord's approval, Tenants shall install at the opening, and at such other intervals as may be necessary, of the dedicated exhaust shaft / chimney to the Premises their own exhaust equipment, fans, and other necessary equipment and utility connections for the proper and efficient extraction of gases or steam from the dedicated exhaust shaft / chimney. Tenants shall comply with Clause 7.2.5 of this Tenants' Guide when carrying out such installation works. Tenants shall pay the Landlord for any electricity used by Tenants on the roof top at a rate set by the Landlord.

9.8 **TELECOMMUNICATION FACILITIES**

The Tenants shall:

(a) make direct applications to a telecommunication company for the installation of any telephone facilities at the Tenant's own cost and expense, including paying any deposits and all charges (including Taxes) in respect of such telecommunication facilities directly to the relevant Authorities and/or the telecommunication company;

(b) not run the wires for any telecommunications facilities in the Premises across the floor or ceiling or along the walls of the Premises or any other part of the Building or the Common Property unless the Tenants have obtained the prior written consent of the Landlord;

(c) note that the Premises will not be provided with any telephone trunking and conduit system. The Tenant shall install any connection necessary to the nearest communication risers at its own costs and expense for its own telephone systems. Prior to commencement of such installation, the Tenant shall submit the layout plan of telephone trunking and conduits system for Landlord's approval. The Tenant shall at its own costs and expense apply directly for its own telephone lines; and

(d) not install additional trunking, conduits or cabling other than those provided by Infocomm Development Authority of Singapore ("IDA") or those approved by IDA and the Landlord.

10. **<u>MAINTENANCE BY TENANTS</u>**

10.1 **MAINTENANCE OF INTERNAL PREMISES**

10.1.1 Tenants shall maintain all parts of the Premises including:

(a) the internal light fittings and equipment/fittings;
(b) the floor traps;
(c) the grease traps (where applicable);
(d) the sumps;
(e) the exhaust shaft / chimney;
(f) the electrical distribution boards (including fixing electrical faults);
(g) the doors to the Premises;

Landlord's Initial	Tenant's Initial

(h) the windows in the Premises ; and
(i) dedicated bus-duct immediately after Tenant's electricity meter(s) serving only Tenant's premises.

10.1.2 Tenants may engage the Landlord's contractor or the Tenants' own contractor to maintain the Premises and all costs and expenses incurred shall be borne by Tenants.

10.1.3 Tenants shall, upon the Landlord's request, produce the maintenance and service records for the floor and grease traps, sumps and exhaust shaft / chimney (where applicable).

10.2 MAINTENANCE OF FIRE ALARM & FIRE PROTECTION SYSTEM

10.2.1 Tenants shall maintain the fire alarm devices within the Premises and make sure that the fire alarm system is serviced monthly and maintained in good condition at all times and in accordance with the Fire Code.

10.2.2 Tenants shall maintain the fire protection system (whether or not provided by the Landlord) in the Premises (including fire extinguishers, sprinkler system and fire hose reel systems) as required by the Authorities and in accordance with the Fire Code.

10.2.3 Tenants shall pay all fees for the maintenance of the fire protection system in the Premises including fees to SCDF for attending to any false alarms which comes from the system in the Premises.

10.2.4 Tenants shall regularly maintain all fire equipment and installations and shall make sure that all replacement parts are made of material of similar or better quality in accordance with the Fire Code.

10.3 MAINTENANCE OF EXHAUST EQUIPMENT (where applicable)

Tenants shall be responsible for the efficient operation and proper maintenance of exhaust shafts and chimneys, installed exhaust equipment, fans and any other necessary equipment and utility connections.

11. <u>TENANTS' USE OF THE PREMISES & OPERATIONS</u>

11.1 PROHIBITION AGAINST OBSTRUCTION

11.1.1 Tenants shall not cause any obstruction to the Common Property (including common stairways passageways and other common parts in the Building), other premises in the Building, the Building, the Park or surrounding buildings including common driveways and ramps.

11.1.2 The Landlord has the right to remove any obstruction caused by Tenants and Tenants shall pay for all costs and expenses incurred by the Landlord. The Landlord shall not be liable to Tenants or any third party for any loss, damage or inconvenience caused by such removal.

11.2 NO STORAGE OF COMBUSTIBLE SUBSTANCES

11.2.1 Tenants shall not place or store any toxic, dangerous, inflammable, explosive or combustible substance in the Premises, in the Common Property or anywhere in the Building without the prior approval of the Landlord and (where required) the Authorities.

11.2.2 Tenants shall not put or store any liquid petroleum gas cylinders in the Premises.

11.3 TOXIC MATERIALS

Tenants shall not carry out any processes with inherent risk of spillage of toxic materials, unless special approvals from the Authorities have been obtained. If special approvals have been granted by the Authorities, all approvals and Material Safety Data Sheet ("**<u>MSDS</u>**") shall be submitted to the Landlord for records. The Landlord shall be informed and updated yearly when there are changes made to the quantity or type of chemicals / materials inside the Premises.

Landlord's Initial	Tenant's Initial
	TDL

11.4. **DISPOSAL OF DEBRIS, WATER & REFUSE**

11.4.1 Tenants shall not allow the discharge, dumping, leaving or burning of any debris, waste and refuse ("**such wastes**") including pollutants or contaminants, whether biohazardous, chemical, radioactive or otherwise, into surface or other drains, watercourses, the Building, Park or surrounding area. Tenants shall make good and sufficient provision for and make sure such wastes are expeditiously, safely, properly and efficiently disposed to satisfaction of the Landlord.

11.4.2 Without affecting Clause 11.4.1 of this Tenants' Guide, Tenants shall dispose of such wastes in accordance with the requirements of the Authorities and the Landlord including:-

(a) providing holding areas within the Premises for such wastes waiting for disposal;

(b) making sure Tenants' contractors dispose of such wastes according to the frequency and timing for disposal of such wastes set by Tenants for that purpose; and

(c) submit written information and details on any waste liquid discharge for consideration by the Authorities. Tenants shall obtain the prior approval of the Landlord and the Authorities before Tenants are allowed to discharge the waste liquid.

11.4.3 Tenants shall take all measures and precautions to:

(a) capture, contain and, subject to Clauses 11.4.1 and 11.4.2 of this Tenants' Guide, dispose all pollutants or contaminants, whether biohazardous, chemical, radioactive or otherwise; and

(b) to prevent such pollutants or contaminants from intruding, disseminating or escaping, by air, liquid or otherwise, into other areas of the Building or its surrounding.

Where necessary, Tenants shall set up and maintain containment cabinets, rooms or devices, exhaust ventilation system and, for hazardous areas (including animal holding areas, autopsy rooms, chemical laboratories), negative pressure system, all to the satisfaction of the Landlord and the Authorities.

11.4.4 Without affecting with Clauses 11.4.1 to 11.4.3 of this Tenants' Guide, Tenants shall also comply with the following provisions (if applicable):-

(a) All Premises shall have two (2) bins (one for normal domestic refuse and the other bin strictly for food waste) into an appropriate plastic bag within the Premises. Tenants shall place all their domestic refuse and food waste neatly into appropriate plastic bags tied securely and to bring them to the Landlord's centralized bin centre for disposal.

(b) Tenants shall arrange for waste which are not normal domestic refuse or food waste to be disposed off-site by the cleaning company appointed by Tenants.

(c) Tenants shall not dispose of food, food products and by-products into the floor traps in the Premises or the drains within the Building.

(d) Tenants shall ***not*** bring their domestic refuse and / or food waste (including waste brought from outside the Premises) or bins from their Premises to the Landlord's centralized bin centre for disposal.

(e) Tenants shall not throw or empty anything out of the windows or doors of the Premises into the Common Property.

11.4.5 If Tenants fail to comply with Clauses 11.4.1 to 11.4.3 of this Tenants' Guide, the Landlord has the right to dispose of such wastes and Tenants shall pay for all costs and expenses incurred by the Landlord.

Landlord's Initial	Tenant's Initial
[signature]	[signature]

11.5 WASTE WATER DISCHARGE

11.5.1 Tenants shall submit all information and details on the use of the Premises and waste water discharge to the Sewerage Department or other Authorities for consideration and clearance in writing before carrying out such use and discharge.

11.5.2 If Tenants are allowed to discharge any waste water into the Building waste pipe system, Tenants shall be responsible for carrying out regular checks and maintenance to make sure that the state, condition and quality of the system is maintained at all times.

11.5.3 If Tenants fail to comply with Clauses 11.5.1 to 11.5.2 of this Tenants' Guide, all Authorities' penalties, costs and expenses arising from the Tenants' breach shall be borne by Tenants.

11.6 ADVERTISEMENTS & SIGNBOARDS

11.6.1 Tenants shall not display any name, sign, notice or advertisement inside or outside the Premises (including the windows) which can be seen from outside the Premises without the prior approval of the Landlord and (if required) the Authorities, except in a style and manner and at a location approved by the Landlord.

11.6.2 Without affecting Clause 11.6.1 of this Tenants' Guide, Tenants shall obtain the Landlord's prior approval for the location and design of the Tenants' signboard.

11.7 MACHINES & APPARATUS

11.7.1 Tenants shall not do or allow to be done, any of the following without the prior approval of the Landlord and (where applicable) the Authorities:-

(a) install air conditioning system, ventilation system, air exhaust system, fume hoods, electrical system, telecommunication equipment, plant, machinery, fixtures, fittings, equipment or other installations (**"Tenants' Installations"**) in the Premises; and

(b) alter, remove, add or in any way interfere or tamper with fixtures, fittings and installations including the Tenants' Installations in the Premises, including any existing fire alarm and extinguishing system, ventilation system, air conditioning system, walls or floor finishes (including any tiles), pipes, wirings, equipment, power and light points and outlets.

11.7.2 Tenants shall inform the Landlord once installation of the Tenants' Installations has been completed.

11.7.3 Without affecting Clause 11.7.1 of this Tenants' Guide, Tenants shall not install any machines, installation, equipment or apparatus in the Premises which cause heavy power surge, high frequency voltage, high noise, fumes, current, air borne or noise vibration or any harmonic, electrical, magnetic or mechanical interference or disturbance which:-

(a) can be heard, smelled or felt outside the Premises; or
(b) prevents the service or use of any computer or communication system; or
(c) affects the operation of other equipment, installations, machinery, apparatus or plants of the Landlord, other tenants or occupiers of the Premises or of adjoining or neighbouring premises of the Building, the Park or the surrounding buildings.

11.7.4 Tenants shall install a power line conditioner, voltage regulator, any additional electric equipment or such other equipment as the Landlord may require, to reduce or remedy any power surge, frequency voltage, noise, fumes, current, air borne or noise vibration or any harmonic, electrical, magnetic or mechanical interference or disturbance.

11.8 MINIMISING POLLUTION

Tenants shall take adequate measures to prevent air and other forms of pollution, and to carry out measures for minimising such pollution when required by the Landlord or any Authorities.

Landlord's Initial	Tenant's Initial
M	JDL

11.9 **MUSIC**

Tenants shall not allow any vocal or instrumental music in the Premises which can be heard outside the Premises without the Landlord's prior approval.

11.10 **NUISANCE**

Tenants shall not do anything in the Premises which is or may become or causes a nuisance, annoyance, disturbance, inconvenience or damage to the Landlord or the other tenants or occupiers of the Building or Park or to the owners, tenants and occupiers of adjoining and neighbouring properties and/or of properties in the surrounding area.

11.11 **ILLEGAL PURPOSE & NO RESIDENTIAL USE**

Tenants shall not use the Premises for:

(a) any dangerous, noisy or offensive business;

(b) for any illegal or immoral act; or

(c) for residential purposes.

11.12 **NO COOKING (This does not apply if the Permitted Use is for food and beverage)**

Tenants shall not cook or store food in the Premises.

11.13 **NO PETS, PESTS & ANIMALS**

11.13.1 Tenants shall not keep any pets in the Premises without the prior approval of the Landlord and the Authorities. Tenants shall also keep the Premises free of pests.

11.13.2 Tenants shall not keep or allow to be kept any animal at the Premises without the prior approval of the Landlord and (where required) the Authorities.

If the approval of the Landlord and (where required) the Authorities are granted for animals which are required in the laboratories located within the Premises for experimental or research purposes, Tenants shall make sure that:

(a) the animals are kept at areas designated by the Landlord;

(b) the housekeeping and caretaking of such animals, including maintenance of proper holding, quarantine and isolation rooms, caging, washing and shower areas, food, bedding and equipment storage and waste disposal system, shall comply with the Law and the requirements of the Authorities and the Landlord; and

(c) Tenants shall take all measures to avoid or prevent the escape of such animals and the mixing of air from the holding, quarantine and isolation rooms into other areas of the Building or the Park.

11.14 **NO BLOCKAGE**

Tenants shall keep all pipes, drains, basins, sinks and water-closets, floor traps and grease traps in the Premises clean and unblocked.

11.15 **ODOURS**

Tenants shall keep the Premises free from noxious or offensive odours.

11.16 **PREVENTION OF INFECTIOUS DISEASES**

11.16.1 Tenants shall take all steps and courses of action to prevent any outbreak of any Infectious Disease (including but not limited to fumigating and disinfecting the Premises) to the

Landlord's Initial	Tenant's Initial
[initialled]	[initialled]

satisfaction of the Authorities. Tenants shall promptly comply with the Law and all requirements of the Authorities for the prevention of any outbreak and/or spread of Infectious Diseases.

11.16.2 Tenants shall immediately give notice (together with any details and information as may be required) to the Landlord and the Authorities if Tenants are aware of or suspect that any person is suffering, has died from, is a carrier or a contact of, or is at risk of infection from an Infectious Disease.

11.17 NOT TO OVERLOAD INSTALLATIONS

(a) Tenants shall not overload the lifts, electrical installations or Conducting Media (such as drains, sewers, conduits, flues, risers, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains) in the Premises, the Building, the Park and the surrounding areas.

(b) Tenants shall not interfere with or impose an additional loading on any ventilation, air conditioning or other plant (if any) serving the Building.

11.18 CURTAIN WALL

Tenants shall not do the following on the cladding and curtain wall, if any, its frame structure and all its related parts of the Building:

(a) paint;
(b) make any additions or alterations;

(c) exert any force; or

(d) load or place any structures or articles or materials

which may cause strain, damage or interference with the structural parts, loadbearing framework, roof, foundations, joist, curtain wall or other related parts of the Building.

11.19 WINDOWS

(a) Tenants shall keep the windows of the Premises closed at all times when the Premises are air conditioned.

(b) Tenants shall not place any objects in the Premises visible from outside the windows of the Premises and which, in the opinion of the Landlord, is out of place, unsightly or may detract from the general appearance of the Building.

(c) Tenants shall not cover the windows (other than with blinds or curtains approved by the Landlord), sky-lights, ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or any part of the Building.

(d) Tenants shall not affix anything to the windows, including any kind of film which might result in damage to the windows.

11.20 UNAUTHORISED SOURCE OF WATER

Tenants shall only tap water from a source or supply that is approved by the Landlord.

11.21 SERVICE / CARGO LIFTS

(a) Tenants shall use only the service or cargo lift(s) designated by the Landlord to transport furniture, goods and other heavy equipment.

(b) Tenants shall make sure that their contractors, workmen and cleaners use only the service or cargo lift(s) designated by the Landlord.

Landlord's Initial	Tenant's Initial
ℓh	TDL

11.22 NO SOLICITING

Tenants shall not ask for business, display or distribute advertising material in the car parks or other parts of the Common Property without the prior approval of the Landlord and (where applicable) the Authorities.

11.23 AUCTION SALES

Tenants shall not hold any sales by auction in the Premises or the Building.

11.24 SECURITY OF PREMISES

Tenants shall take adequate security measures to make sure that the Premises are secured even when the Premises are not occupied.

11.25 SPECIALIST WARRANTIES

Tenants shall not do anything to make invalid or unenforceable any of the warranties or guarantees provided by specialist contractors to the Landlord for the Premises, the Building, the Park or any part. If Tenants fail to comply with this Clause 11.25, Tenants shall appoint specialist contractors nominated by the Landlord to complete the rectification works covered under the warranties failing which the Landlord may appoint specialist contractors to carry out the rectification works. All costs and expenses incurred by the Landlord shall be paid by Tenants immediately on demand by the Landlord.

11.26 LOADING & UNLOADING

Tenants shall carry out all loading and unloading only at the times and locations designated by the Landlord.

11.27 GROUND FLOOR SLABS (where applicable)

The ground floor slabs of Premises situated on the ground floor of the Building may settle and consolidate over time. Tenants of Premises shall take this into account and make the necessary provisions. Tenants shall not place any load of excessive weight which may damage the ground floor slabs. Tenants who wish to avoid overloading by providing suitable foundations for their machinery, equipment and installations shall apply to the Landlord and the Authorities for approval.

11.28 FIRE SAFETY ENVIRONMENT

(a) Tenants shall at all times provide sufficient access passageways to all fire-fighting installations and equipment.

(b) Tenants shall work together with the Landlord to establish a fire-safe environment for all users of the Building. Tenants shall:-

- (i) take part in all emergency/fire drills;
- (ii) attend table top exercises and emergency/fire safety awareness talks;
- (iii) practise using the fire extinguishers; and
- (iv) take part in any other activities which the Landlord determines is appropriate or as directed by the Authorities.

(c) Tenants shall keep the Premises (including all fixtures, fittings, installations and appliances) in a safe condition and adopt all necessary measures to prevent an outbreak of fire and comply with all requirements of the Landlord, the Fire Safety Bureau and/or other Authorities. Tenants shall designate one or more of its employees as fire-safety officers as required under applicable regulations.

(d) Company Emergency Response Team (CERT): If the Landlord requires, Tenants shall furnish a headcount for the Company Emergency Response Team (CERT).

Landlord's Initial	Tenant's Initial
[handwritten initials]	[handwritten initials]

11.29 **USE OF COMMON PROPERTY & TERRACE AREAS**

Tenants shall not use the Common Property and any terrace areas without the Landlord's prior approval.

11.30 **TELEVISION ANTENNAE / SATELLITE DISH**

Tenants shall not install any television antenna or satellite dish on the roof top or at the balcony or verandah or any part of the Premises or the Building without the Landlord's prior approval. Where the Landlord provides a communal television antenna system, Tenants shall not be allowed to install any other television antenna.

11.31 **PARKING OF VEHICLES**

(a) Tenants and their officers and employees are not allowed to park anywhere in the Building except at the designated parking areas.

(b) Tenants shall pay the Landlord's car parking charges for the use of parking lots in the Building. The Landlord's car parking charges may be changed from time to time.

(c) Tenants and their officers and employees shall comply with all rules of the Landlord on the management and operation of the car parks and the parking of vehicles within the Building.

11.32 **OUTER DOORS OF THE BUILDING**

Where the Building has outer doors:-

(a) the outer doors shall be closed and locked during the hours set by the Landlord;

(b) if Tenants wish to enter the Premises during such hours, Tenants shall comply with the Landlord's security measures;

(c) the Landlord may change such hours at any time but shall inform Tenants of any change; and

(d) for security reasons, the Landlord may refuse access to the Building (including the closure of the outer doors) at any time and for as long as the Landlord determines is appropriate.

11.33 **GENERAL CONDUCT OF BUSINESS**

(a) Tenants shall not without the Landlord's prior written consent use the name of the Building or any picture or likeness of the Building or the Premises in his registered or trading name or for any advertising or purpose other than as the address and place of business of the Tenants, Provided That the Tenants shall be entitled to incorporate references to and illustrations and sketches of the Building in any dockets, vouchers, catalogues, advertisement or sales promotion material relating to the business carried on by it in the Building. Where there is to be reference to the Building, the Tenants shall refer to the Building by its proper name in all media, including (but not be limited to) radio and television messages, advertising stationery, internal and external circulars, internet web-pages, and the print media.

If the Tenants' registered name or trading name shall include the name or title of the Building, the Tenants will upon the expiration or sooner determination of the Term take all steps necessary (including lodging any notices with the relevant Authorities) to remove such name or title from its registered or trading name;

(b) The Tenants shall not make, issue, or publish or cause to be made, issued or published to the mass media or the public any negative or derogatory statement, announcement, comment or remark relating to the Landlord, the Building and/or the Premises;

11.34 **NO LEAKAGE**

(a) The Tenants shall take all necessary measures (including carrying out waterproofing works) in

Landlord's Initial	Tenant's Initial
[signature]	JDL

order to avoid leakage of water to the other parts of the Building.

(b) If the Tenant fails to comply with sub-clause (a) above, the Landlord is entitled (but not obliged) to take such measures as it may deem necessary to avoid the leakage of water and to repair any damage caused to the Premises or any other parts of the Building as a result of such leakage. All costs and expenses incurred by the Landlord must be paid by the Tenants to the Landlord immediately on demand together with Interest from the date of expenditure to the date they are paid by the Tenants to the Landlord (such expenses and Interest to be recoverable as if they were rent in arrears).

12. REINSTATEMENT WORKS

12.1 Before vacating the Premises, Tenants shall carry out (but not limited to) the following Reinstatement Works to restore the Premises to its Original Condition to the Landlord's satisfaction:-

(a) remove all Tenants' fixtures, fittings, furniture, belongings and signs erected by Tenants from the Premises, the Building, the Park and the surrounding areas. Tenants shall leave behind at the Premises such of the Tenants' fixtures and fittings as may be required the Landlord but Tenants may remove Tenants' trade fixtures, carpets, blinds, partitions, built-in furniture and changes to the M&E installations;

(b) redecorate the Premises with three (3) coats of good quality oil or emulsion paint or other suitable treatment of all internal parts of the Premises, in a good and workmanlike manner and using suitable materials as the Landlord may reasonably require;

(c) re-polish all internal parts previously polished;

(d) grain and varnish all the internal parts previously grained and varnished;

(e) clean, de-grease and disinfect all floor tiles of the Premises including replacing all floor tiles which the Landlord determines are worn or damaged and in need of replacement;

(f) remove and clear all waste, rubbish and other unwanted material from the Premises, the Building, Park and the surrounding areas;

(g) make good all damage to the walls, doors, windows or any part of the Premises, the Building, the Park and the surrounding areas due to removal of Tenants' belongings, reinstatement or redecoration of the Premises;

(h) clean the exhaust shaft / chimney, exhaust fans and other related exhaust equipment, floor and grease traps and sumps (where applicable);

(i) make sure that all the Landlord's M&E services at the Premises are reinstated to their Original Condition and in good and working order and condition by specialist contractor nominated by the Landlord and appointed by Tenants, and under the supervision of the Landlord's consultants;

(j) shall make sure that all structural and engineering works are carried out by a specialist contractor nominated by the Landlord and appointed by Tenants, and under the supervision of the Landlord's consultants;

(k) when required by the Landlord, disinfect the Premises and make sure that the Premises are free from any harmful contamination by any biological organisms or chemical substances. Tenants shall dispose of any such biological organisms or chemical substances safely in accordance with the requirements of the Authorities (where applicable) so as not to cause any health hazards, danger or injury to any person; and

(l) where required by the Landlord, to remove all electricity, water and air conditioner meters in the Premises, and make good any damage due to such removal.

Landlord's Initial	Tenant's Initial

13. **GREEN MARK CERTIFICATION**

Where the Building has been certified as a Green Mark building, the Building has been designed to achieve Green Mark which requires energy performance and green initiatives. To ensure that the Building's intent is maintained, Tenants are required to comply with the Green Mark Requirements as specified in **Annexure D** so that Tenants do not affect the Landlord's application for Green Mark certification or re-certification for the Building or the Park. Tenants can obtain a copy of the Green Mark requirements from the management office of the Building.

14. **TENANTS' RECYCLING PROGRAMME GUIDE**

14.1 **WASTE COLLECTIONS**

A waste collection company is appointed to dispose of all the industrial waste collected from the Building. The waste shall be collected from the Building's bin centre and transported to an approved dumping ground for recycling or incineration at the National Environment Agency's plant.

14.2 **3Rs POLICY – REDUCE / REUSE / RECYCLE**

The Landlord has various environmentally-friendly policies including a 3Rs policy – To Reduce, Reuse & Recycle. The Landlord strongly encourages Tenants to carry out the 3Rs policy as follows:

REDUCE

☐ Use less disposable items (e.g. polystyrene and paper cups and plates).
☐ Bring your own cutlery and coffee mug.
☐ Do not ask for a plastic bag if the packet of food can be carried back to the office without a plastic bag.
☐ Reduce the number of photocopies by sharing among colleagues.
☐ Reduce the number of printed documents by circulating the same written or printed memos around the workplace.
☐ Use electronic mail to communicate or to send messages.
☐ Proof-read documents on screen before printing.
☐ Print addresses directly onto envelopes instead of using sticker labels.
☐ Print on both sides of paper.
☐ Order just adequate drinks and food for meeting, seminars, conference and events etc.
☐ Switch on light and electronic devices only when necessary.

REUSE

☐ Reuse used envelopes for sending internal mail.
☐ Remove old documents from files and reuse files.
☐ Use the other blank side of used paper for drafting, printing and taking notes etc.
☐ Re-format or delete old files from thumbdrives so that they can be used to store new documents.

RECYCLE
☐ Set up a recycling programme in the office.
☐ Take part in recycling programmes.
☐ Separate recyclable items for recycling
☐ Place recycle bins at strategic locations within the Premises for collection/storing of recyclable wastes (e.g. paper, plastics and empty drink cans).

15. **CONTACT INFORMATION**

15.1 **MAINTENANCE PERSONNEL**

The Landlord is pleased to inform Tenants that the Landlord has a team of maintenance personnel that Tenants can contact for any assistance or clarification during Tenants' stay at the Premises. Tenants may contact such maintenance personnel at the following numbers:

Landlord's Initial	Tenant's Initial
lh	TDL

NAME	CONTACT NUMBER	DESIGNATION
Loh Chan Hwee	91860321	Senior Executive

15.2 **24-HOUR EMERGENCY SERVICE**

For breakdowns of essential common services such as lifts, power or water supply after office hours, Tenants may contact the Landlord's 24-hour Call Centre at Tel No:**1800 5333131**

Landlord's Initial	Tenant's Initial

ascendas

Annexure A

Tenants' Works Permit

Application For Permit To Carry Out Tenant's Works			
Company Name (Tenant)		**Date**	
Building Name		**Unit No.**	

Dear Sirs,

We wish to request for permission to carry out the following addition and/or alteration works at

Unit No(s).		Date	/ / to / /

Please tick					
1	Partitions;		5	Plumbing & Sanitary Installation;	
2	Ceiling;		6	Electrical Installation (Lighting/Power/Telephone*)	
3	Fire-Fighting & Alarm Installation;		7	Public Address System; and	
4	Air-Conditioning & Ventilation Installation;				
8	Others a) b)				

Name of Main Contractor & Contact Number	
Name of Tenant's Representativ & Contact Number	

We shall abide by all the terms and conditions highlighted overleaf. A copy of the Tenants' Guide and other relevant terms of the Lease have been provided to the Tenant's Contractors.

Yours faithfully

Name & Signature of Tenant's Representative

Company Stamp

For Ascendas Services Private Limited's Use Only		
Area of Access		Permission Granted / Not Granted*
		Company Stamp & Signature of Landlord's Representative
Date of Works To Be Completed By		

cc Fire Command Centre

Landlord's Initial	Tenant's Initial
[signature]	TDL

ascendas

Application For Restricted Access Permit			
Company Name (Tenant)		Date	
Building Name		Unit No.	

1 To be Completed by Tenant's Contractor				
A. Location				
B. Brief Description of Works				
C. Date of Access to Restricted Areas	Commencement		Completion	
D. No. of persons accessing the location				

Name & Signature of Tenant's Representative		Contractor's Name & Contact Number	
Company Stamp		Company Stamp	

2

We confirmed that we have been briefed by the respective building staff from Ascendas Services Pte Ltd on the building's regulations and we shall also abide by the safety compliance to Workplace Safety and Health Act.

Name & Signature of Tenant's Contractor

Company Stamp

For Ascendas' use Only

This is to confirm that the above named contractor is permitted to carry out fitting-out / reinstatement works during the specific period at location as specified above only.

Name and Signature of Landlord's Representative

Date

Landlord's Initial	Tenant's Initial

Terms And Conditions For Tenant's Works

Without prejudice to the terms of the Lease, Tenant shall comply with the following:

1) Permission is granted on the condition that all additions and/or alterations are to be carried out in accordance with the requirements as stipulated in the Tenants' Guide.

2) Tenant's Works deposit shall be paid at the time of execution of the Lease. The deposit less any sum due to the Landlord will be refunded to the Tenant/contractor only upon completion of the Tenant's Works and receipt of all the as-built drawings for the premises. A fee of $400.00 will be charged for each draining of the sprinkler system.

3) All works shall be carried out during office hours. If Tenant or its contractor wishes to carry out any work after office hours and/or on Sunday and Public Holiday, they shall inform the Landlord or its representative Ascendas Services Private Limited [hereinafter called "ASPL"] in writing at least two (2) working days in advance. Tenant shall display the permit prominently at the main entrance to their Premises.

4) All additions and/or alterations shall be completed within the time period approved in this Permit. No additions and/or alterations are allowed after this period without the written consent of the Landlord or ASPL.

5) All defects or damage within Tenant's premises and at the common areas such as lift lobbies, corridors, toilets, etc., shall be reported to ASPL before commencement of any addition and/or alteration works in Tenant's Premises. If any defects or damage are reported after the commencement of the Tenant's Works, the defects or damage shall be made good by the Tenant and/or its contractor at their own expense.

6) Tenant and Contractor shall arrange for daily removal/disposal of the renovation debris from the premises. Under no circumstances shall the debris be placed on the corridors, lift lobbies, staircases, etc., or be thrown into the waste compactor or into the water closets or floor traps. If any choke occurs to water closets or floor traps, it shall be cleared at the expense of Tenant and Contractor.

7) Under no circumstances shall waste water, slime or any building debris be discharged into or left unattended on staircases, corridors, lift lobbies, passageways, etc., in contravention of the Ministry of the Environment's Public Health Acts and Regulations.

8) Tenant and Contractor shall carry out and maintain the addition and/or alteration works in a good workmanlike manner so as not to cause any damage to the Landlord's property or equipment.

9) Prior written approvals shall be sought from the Landlord and all relevant authorities for the additions and/or alterations. Tenant and/or its contractor shall bear all charges and fees levied by the authorities for the addition and/or alteration works. Tenant and/or its contractor shall at all times abide by the Lease (including Tenant's Guide) house rules, any laws (including Workplace Safety & Health Act), by-laws, rules and regulations governing
the addition and alteration works and any other related matters. Workers shall obtain valid passes (where applicable) at respective reception counter / Fire Command Centre/ Guard House

10) Tenant and Contractor shall at their own expense make good any damage or injury caused by the Tenant, Contractor(s) and workmen.

11) Tenant and Contractor shall keep the Landlord and ASPL indemnified against all actions, claims or demands that may be lawfully brought or made against the Landlord and ASPL by any person(s) by reason of anything done by the Tenant and Contractor in exercise or purported exercise of the permit hereby granted.

12) Tenant and Contractor shall ensure that no illegal foreign workers are engaged by their agents, sub-contractors or suppliers to carry out any work within or outside the Premises.

13) Tenant and Contractor shall inform the Landlord or ASPL immediately on completion of the Tenant's Works and shall clean the affected areas within and outside Tenant's Premises to the satisfaction of the Landlord and/or ASPL.

14) Where applicable, Tenant shall comply with the technical specifications of the District Cooling System when tapping the building's chilled water supply. Tenant shall obtain a copy of the specifications from the management office of the Building.

15) The Landlord will under no circumstances, make good or accept responsibility or liability arising in respect of any damage or theft or loss of any property, goods, articles or things placed by the Tenant or its Representatives.

16) The Landlord will not be liable for any loss due to breakdown of machinery, failure of supply of electricity, leakage of water, fire, and government restriction, act of God which may cause to be interrupted, closed or cancelled.

17) The Landlord reserves its right to revise the above from time to time.

Landlord's Initial	Tenant's Initial
[initials]	JDL

ascendas

Annexure B

Hot Works Permit

Company Name (Tenant)		**Date**	
Building Name		**Unit No.**	

Instruction: To apply at least three days before work commences	
Contractor's Name & Contact Number	
Brief Description of the Works to be Performed	

	Date	Time						Location (Unit No.)
Period of Work		From		hrs	to		hrs	
		From		hrs	to		hrs	

This permit is valid only for the day, time and period stated above. The conditions of issue shall be complied with throughout the duration of the work. This permit may be withdrawn at any time. Tenant or its contractor is responsible for displaying a photocopy of this permit at the entrance to the affected unit(s) and shall produce the original for verification on request.

Equipment to be Used	

SAFETY MEASURES BY CONTRACTOR (Please Tick Appropriate Boxes and indicate NA if not applicable)					
Electrical Isolation Required		Fire Watcher Required		First Aid Kit	
Equipment Isolated		Welding Flash Guard required		Fire Extinguisher	
Track Isolated		Life Line required with handler		Area Clear of Combustibles	
Warning Signs Positioned		Barriers Required		Cylinder in Upright Position	
Lookout Man		Portable Lighting		Hoses in good condition	
Explosion Check		No Smoking or Naked Flame		Gas Regulators in good condition	
Toxic Check		Scaffolding etc. required		Equipment check for leakage	
Area Clear of Chemicals		Flashback Arrestor provided & in good condition		Adequate ventilation	

To be Completed by Tenant's Contractor

I have read the conditions relating to the hot work to be performed. I fully understand and shall comply with
the safety requirements and provisions as stated overleaf.

Name & Signature of Tenant's Contractor

Company Stamp

Landlord's Initial	Tenant's Initial

To be Acknowledged by Tenant	
I have read the conditions relating to the hot work to be performed. I fully understand and shall comply with the safety requirements and provisions as stated overleaf. I have briefed our contractor(s) on Ascendas Lease (including Tenant's Guide)	
Name & Signature of Tenant's Representative	Company Stamp
For Ascendas' use Only	
Name and Signature of Landlord's Representative	Date & Time

** Delete where not relevant*

Landlord's Initial	Tenant's Initial
[handwritten initials]	TDL

ascendas

Safety Requirements & Provisions for Hot Works

Without prejudice to the terms of the Lease, Tenant shall comply with the following:

We undertake to implement all necessary safety precautionary measures including provision of sufficient and suitable fire extinguishers on site and carrying out physical check of the area at and around the hot work to ensure that it is safe before the hot work commences and to supervise the hot work closely throughout the duration of the hot work.

Preventive Measures

All practical measures shall be implemented wherever applicable, but not limited to the following:

a) By enclosure of the plant used in the process;
b) By removal or prevention of accumulation of dust, gas, vapour or substance;
c) By exclusion or effective enclosure of possible sources of ignition; and
d) By the use of suitable flameproof equipment.

Safety Provisions

Before hot works / welding commence, the following shall be adhered to:

a) Hot works shall be carried out at Designated Hot Work area. Otherwise, Hot Work Permit System's procedures shall be applied before any hot work is carried out;
b) Welders shall ensure that the welding work area is free from hazardous materials such as flammable solvent, explosive material, etc. Area shall be well ventilated with natural ventilation and fan/exhaust duct;
c) Workmen shall understand the welding equipment and have knowledge and skill to perform the task. New welders shall have proper supervision and guidance;
d) Welders shall be fully equipped with protective equipment such as face shield, glasses, leather apron and gloves;
e) Suitable fire-fighting equipment shall be readily available at the hot-work area;
f) Hot work area shall be barricaded with red and white strip tape and have adequate "Danger keep Out" signs prominently displayed;
g) Adequate means of escape provided; and
h) In case of fire caused by welding/hot work process, do not panic. Use the nearest fire extinguisher or hose-reel to put out the fire immediately.

We also undertake not to carry out any hot works within close proximity of existing heat and smoke detectors and electrical wirings and to ensure that the affected area is cleaned up and there is no smouldering fire and shall notify the Landlord's representative and security personnel before leaving the Premises. We also undertake to check area for 30 minutes upon completion of Works for any signs of possible smouldering fire.

This Permit is granted on the condition that all hot works shall be carried out only during office hours and not in contravention of the Fire Safety Act and Ascendas Workplace Safety & Health Management System and all other relevant local codes and regulations.

Tenant and Contractor shall at all times abide by the House Rules, any laws, by-laws, rules and regulations governing the hot works and shall carry out the hot work in a good workmanlike manner so as not to cause any damage to the Landlord's property or equipment and undertake to make good any damage or injury caused at their own expenses.

Tenant and Contractor shall keep the Landlord indemnified against all actions, claims or demands that may be lawfully brought or made against the landlord by any person(s) by reason of anything done by the tenant or its contractor in exercise or purported exercise of the permit hereby granted.

Tenant and Contractor shall make sure that no illegal foreign workers are engaged by their agents, contractors, sub-contractors or suppliers to carry out the hot work within or outside the Premises.

Tenant and Contractor shall inform the Landlord immediately on completion of the hot work and shall clean the affected areas within and outside the premises to the satisfaction of Landlord and/or ASPL.

Tenant and Contractor shall at all times abide by the Lease (including Tenants' Guide), house rules, any laws (including the Workplace Safety & Health Act), by-laws, rules and regulations.

Landlord shall not be held liable for any damage or consequential loss arising from the Tenant carrying out the hot works.

The Landlord reserves its right to revise the above from time to time.

Landlord's Initial	Tenant's Initial

Annexure C
LIQUIDATED DAMAGES FOR NON-COMPLIANCE

A liquidated damages of $500 per incident shall be imposed for the following non-compliances by the Tenant:

S/n	Description
1.	Commencement of work without Tenants' Works Permit or failure to display Tenants' Works Permit at the entrance of the Premises
2.	Failure to obtain valid passes (where applicable) for workers at respective Fire Command Centre/ Guard House / reception counter
3.	Failure to put up proper protection for Tenants' Works
4.	Tenants or its contractors found smoking in the building
5.	Causing nuisance or disturbance in the Building including noise, dust or foul smells
6.	Illegal dumping of debris / waste materials
7.	Obstruction / encroachment on common property
8.	False activation of fire alarm system / Fire Sprinklers
9.	Preparation of concrete and screed in common area / toilet or discharge of debris / cement into toilet bowl / sink
10.	Unauthorized usage of fire hosereel
11.	Unauthorised usage or tapping of Landlord's electricity / water supply
12.	Unauthorised usage (including storage) at common property

For the avoidance of doubt, the Landlord shall be entitled to deduct the abovementioned liquidated damages from any deposits under the Lease. In addition, the abovementioned liquidated damages are without prejudice to any other claims and remedies that the Landlord may have under this Lease, including recovering the cost of making good any damage or stepping in to carry out rectification works / stop the breach where the Tenant has failed to do so.

Landlord's Initial	Tenant's Initial
lh	TDL

Annexure D

GREEN MARK REQUIREMENTS

NOT APPLICABLE

Landlord's Initial	Tenant's Initial
[signature]	[signature]

Annexure E

Protection Standards to Common Areas and Building Facilities

Photo	Guidelines
	▪ Plywood (minimum 3mm thick or equivalent) is to be used for the protection of common areas. ▪ Protection should be flat and covers the entire walkway, up to the edge of the floor.
	▪ Demarcation for swinging doors should be clearly indicated.

Landlord's Initial	Tenant's Initial
[signature]	TDL

	▪ Proper protection should also be provided to the lift door and lift car interior as and when necessary
	▪ Proper signage should be provided on the door to guide visitors.

Landlord's Initial	Tenant's Initial

FIRE ALARM	▪ Provide openings for the necessary access points such as key holes, risers etc.

Landlord's Initial	Tenant's Initial
(initialled)	TDL

ascendas

IN WITNESS WHEREOF the Landlord and the Tenant have entered into this agreement by hand.

SIGNED)
for and on behalf of **the Landlord**:)

Name of authorized signatory: Linda HUANG
Designation: Executive
Lease Operations

Name of authorised signatory: HENG Lee San
Designation: Assistant Manager
Lease Operations

SIGNED)
for and on behalf of **the Tenant**:)

Name of authorized signatory: Tammy Landon
Designation: SVP Operations
Tenant's Rubber Stamp: ULTRATECH SE ASIA PTE LTD